AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
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                               TABLE OF CONTENTS
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1.                       Parties

      1.1                TransCanada Iroquois, Ltd.                            1
      1.2                Alenco Iroquois Pipelines Inc.                        1
      1.3                NorthEast Transmission Co.                            1
      1.4                TEN Transmission Company                              2
      1.5                NJNR Pipeline Company                                 2
      1.6                LILCO Energy Systems, Inc.                            2
      1.7                JMC-Iroquois, Inc.                                    2
      1.8                ANR New England Pipeline Company                      2
      1.9                ANR Iroquois, Inc.                                    3
      1.10               CNG Iroquois, Inc.                                    3
      1.11               NETCO                                                 3
      1.12               TEN Company                                           3
      1.13               JMC-Iroquois                                          3

2                        Definitions                                           3

      2.1                Additional Commitment Date                            3
      2.2                Additional Necessary Regulatory Approvals             4
      2.3                Additional Partner                                    4
      2.4                Affiliate                                             4
      2.5                Capital Account                                       5
      2.6                Capital Contribution                                  5
      2.7                Certified Public Accountants                          5
      2.8                Code                                                  6
      2.9                Cost of an Incremental Expansion                      6
      2.10               Defaulting Partner                                    6
      2.11               Estimated Cost of an Incremental Expansion            6
      2.12               Facilities                                            6
      2.13               FERC                                                  7
      2.14               Financing Commitment                                  7
      2.15               Financing Corporation                                 8
      2.16               Gas Transportation Contracts                          8


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      2.17               General Partner                                       8
      2.18               Incremental Expansion                                 8
      2.19               Limited Partner                                       8
      2.20               Management Comnuttee                                  9
      2.21               Operating Agreement                                   9
      2.22               Operator                                              9
      2.23               Parent                                                9
      2.24               Partner                                               9
      2.25               Partnership                                          10
      2.26               Percentage Interest                                  10
      2.27               Person                                               10
      2.28               Representative                                       10
      2.29               Required Accounting Practice                         11
      2.30               Shippers                                             11
      2.31               Withdrawn Partner                                    11
      2.32               Limited Partnership Certificate Date                 11

3                        Voting                                               11

      3.1                Three Blocs                                          11
      3.2                Bloc Voting                                          12
      3.3                Bloc Voting Agreements                               13
      3.4                Effect on Transfer of Partnership Interests          13
      3.5                Restrictions on Control of More than One Bloc        14
              3.5.1                                                           14
              3.5.2                                                           14
              3.5.3                                                           15

4                        Formation and Purpose of the Limited Partnership     15

      4.1                Formation                                            15
      4.2                Name                                                 16
      4.3                Purpose                                              16
      4.4                Regulatory Status                                    16
      4.5                Representations and Warranties                       16
              4.5.1                                                           17
              4.5.2                                                           18
      4.6                Offices                                              20


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      4.7                Qualification in Other Jurisdictions                 21
      4.8                Incremental Expansion                                21
             4.8.1                                                            21
             4.8.2                                                            22
             4.8.3                                                            23
      4.9                Commitment to Construct or Acquire                   23
             4.9.1                                                            23
             4.9.2                                                            24
      4.10               Regulatory & Financing Decisions                     25
      4.11                                                                    26

5                        Capital Contributions                                27

      5.1                Capital Accounts                                     27
      5.2                Additional Capital Contributions                     28
             5.2.1                                                            28
             5.2.2                                                            29
             5.2.3                                                            29
      5.3                Payment of Capital Contributions                     30
             5.3.1                                                            30
             5.3.2                                                            31
             5.3.3                                                            32
             5.3.4                                                            32
      5.4                Voluntary Contributions                              35
      5.5                Withdrawn Partner                                    35
             5.5.1                                                            35
             5.5.2                                                            37
             5.5.3                                                            37

6                        Allocation of Profits and Losses                     41

      6.1                Agreed Allocations                                   41
      6.2                Required Allocations                                 42
             6.2.1                                                            42
             6.2.2                                                            43
             6.2.3                                                            43
             6.2.4                                                            45
      6.3                Definition of Profits and Losses                     46


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      6.4                Section 754 Adjustments                              46
      6.5                Curative Allocations                                 46
      6.6                Curative Amendments                                  47

7                        Distributions                                        47

8.                       Accounting and Taxation                              48

      8.1                Fiscal Year                                          48
      8.2                Location of Records                                  48
      8.3                Books of Accounts                                    49
             8.3.1                                                            49
             8.3.2                                                            49
      8.4                Annual Financial Statements and Tax Information      49
             8.4.1                                                            49
             8.4.2                                                            49
      8.5                Interim Financial Statements                         50
             8.5.1                                                            50
             8.5.2                                                            50
             8.5.3                                                            50
      8.6                Taxation                                             50
      8.7                Governmental Reports                                 51
      8.8                Inspection of Facilities and Records                 51
      8.9                Deposit and Withdrawal of Funds                      52

9.                       Management of the Partnership                        52

      9.1                General Management Structure                         52
             9.1.1                                                            52
             9.1.2                                                            53
             9.1.3                                                            53
      9.2                Management Committee                                 54
             9.2.1                                                            54
             9.2.2                                                            55
             9.2.3                                                            56
             9.2.3.1                                                          56
             9.2.4                                                            57
             9.2.5                                                            57


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             9.2.6                                                            58
             9.2.7
                                                                              61
             9.2.8
                                                                              62
             9.2.9                                                            63
      9.3                Executive Committee                                  64
             9.3.1                                                            64
             9.3.2
                                                                              64
             9.3.3                                                            65
             9.3.4
                                                                              66
      9.4                Audit Committee                                      66
             9.4.1                                                            66
             9.4.2
                                                                              67
             9.4.3                                                            68
             9.4.4                                                            68
      9.5                Finance Advisory Committee                           69
             9.5.1                                                            69
             9.5.2
                                                                              69
             9.5.3                                                            70
             9.5.4                                                            70
      9.6                Legal Advisory Committee                             70
             9.6.1                                                            70
             9.6.2                                                            71
             9.6.3                                                            71
             9.6.4                                                            72
      9.7                Design & Construction of the Facilities              72
      9.8                Operation of the Facilities                          72
      9.9                Limitation of Authority                              74
      9.10               Indemnification                                      74
      9.11               Other Position or Representations                    74
      9.12               Adjustments                                          75

10                       Limitation of Liabilities                            75

      10.1               Limitation on Liability of Partners Generally        75
      10.2               Limitation on Liability of Limited Partners          75
      10.3               Limitation of Authority of Partners                  77
      10.4               Cross-Indemnification                                77


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11                       Transfer or Pledge of Partnership Interests          79

      11.1               Limitation on Right to Transfer Partner's Interest   79
             11.1.1                                                           79
             11.1.2                                                           82
             11.1.3                                                           83
      11.2               Legends on Evidences of Indebtedness Held
                           by Partners                                        83
      11.3               Permitted Transfers by Partners                      84
             11.3.1                                                           84
             11.3.2                                                           85
      11.4               Effect of Permitted Transfers                        86
             11.4.1                                                           86
      11.5               Further Limitation on Transfers                      86
      11.6               Effect of Prohibited Transfers                       87
      11.7               Tax Election                                         87
      11.8               Pledge of Interest                                   87
      11.9               General Partner as a Limited Partner                 87

12                       Termination and Right of Withdrawal                  88

      12.1               Term of Partnership; Voluntary Dissolution           88
      12.2               Automatic Dissolution                                89
             12.2.1                                                           89
             12.2.2                                                           89
             12.2.3                                                           90
      12.3               Automatic Withdrawal                                 90
             12.3.1                                                           90
             12.3.2                                                           90
             12.3.3                                                           91
             12.3.4                                                           91
             12.3.5                                                           91
      12.4               Other Withdrawals                                    92
      12.5               Winding Up and Liquidation                           92
             12.5.1                                                           92
             12.5.2                                                           95


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      12.6               Continuance of Partnership                           95
             12.6.1                                                           96
             12.6.2                                                           96
             12.6.3                                                           97
             12.6.4                                                           97
             12.6.5                                                           97
             12.6.6                                                           97

13                       General                                              98

      13.1               Effect of Agreement                                  98
      13.2               Notices                                              99
             13.2.1                                                           99
             13.2.2                                                           99
      13.3               Further Assurances                                  100
      13.4               Applicable Law                                      100
      13.5               Counterparts                                        100
      13.6               Headings                                            100
      13.7               Waiver                                              101
      13.8               Partition                                           101
      13.9               Laws and Regulatory Bodies                          102
      13.10              Partnership Opportunity                             102
      13.11              Section Numbers                                     102
      13.12              Confidentiality                                     103
      13.13              References to Money                                 105
      13.14              Severability                                        105
      13.15              Third Persons                                       105
                         Signature Pages                                     107




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                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


    The parties to this Agreement agree as follows:

1.  Parties. The following are the parties to this Agreement:

    As General Partners of the Partnership:

    1.1 TransCanada Iroquois Ltd. (hereinafter called "TCIL"), a corporation organized under the laws of the State of Delaware, with its principal offices in Shelton, Connecticut and address for purposes of notice under Section 13.2 at 601 Thirteenth Street, N.W., Suite 350 South, Washington, D.C. 20005, Attention: L. Levine.

    1.2 Alenco Iroquois Pipelines Inc. (hereinafter called "Alenco"), a corporation organized under the laws of the State of Delaware, with its principal office and address at 3900, 421 Seventh Avenue S.W., Calgary, Alberta, Canada T2P 4K9.

    1.3 NorthEast Transmission Co. (hereinafter called "NETCO"), a corporation organized under the laws of the State of Delaware, with its principal offices and address at One Metro Tech Center, 21st Floor, Brooklyn, New York 11201-3850.


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    1.4   TEN Transmission Company (hereinafter called "TEN Company"), a corporation organized under the laws of the State of Connecticut, with its principal offices and address at 100 Columbus Boulevard, P.O. Box 1500, Hartford, Connecticut 06144.

    1.5 NJNR Pipeline Company (hereinafter called "NJNR"), a corporation organized under the laws of the State of New Jersey, with its principal offices and address at 1415 Wyckoff Road, Wall, New Jersey 07719.

    1.6 LILCO Energy Systems, Inc. (hereinafter called "LESCO"), a corporation organized under the laws of the State of New York, with its principal offices and address at 175 East Old Country Road, Hicksville, New York 11801.

    1.7 JMC-Iroquois, Inc. (hereinafter called "JMC-Iroquois"), a corporation organized under the laws of the State of Delaware, with its principal offices and address at One Bowdoin Square, Boston, Massachusetts 02114.

    1.8 ANR New England Pipeline Company (hereinafter called "ANR NEP"), a corporation organized under the laws of the State of Delaware, with its principal offices and address at 500 Renaissance Center, Detroit, Michigan 48243.

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    1.9   ANR Iroquois, Inc. (hereinafter called "ANR Iroquois"), a corporation organized under the laws of the State of Delaware, with its principal offices and address at 500 Renaissance Center, Detroit, Michigan 48243.

    1.10 CNG Iroquois, Inc. (hereinafter called "CNG Iroquois"), a corporation organized under the laws of the State of Delaware, with its principal offices and address at P.O. Box 2450, 445 West Main Street, Clarksburg, West Virginia 26302.

    As Limited Partners of the Partnership:

    1.11  NETCO.

    1.12  TEN Company.

    1.13  JMC-Iroquois.

2. Definitions. Unless otherwise required by the context, the terms defined in this Section 2 shall, for all purposes of this Agreement, have the respective meanings set forth below:

    2.1 Additional Commitment Date. The date on which the Management Committee votes to commit the Partnership to an Incremental Expansion pursuant to Section 4.9.

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    2.2   Additional Necessary Regulatory Approvals. All licenses, certificates, permits, approvals and determinations (all of which must be final and nonappealable) from United States and Canadian authorities having jurisdiction as may be required in connection with (a) the construction or acquisition and operation of an Incremental Expansion, other than those licenses, certificates, permits, approvals and determinations of a nature not customarily obtained prior to commencement of construction or acquisition of the Incremental Expansion and (b) the export, import and transportation if any, of the gas to be transported as a result of such Incremental Expansion.

    2.3 Additional Partner. A Partner under this Agreement admitted in accordance with the provisions of Section 11.4.

    2.4 Affiliate. Any Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any Person, including, but not limited to: a Parent of a Partner; a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by a Partner or a Parent of a Partner; or a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by a Partner or by a Parent of a Partner.

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    2.5   Capital Account. The Capital Contributions credited to the account of a Partner in accordance with Section 5, plus any profits of the Partnership and less any losses of the Partnership determined in accordance with Required Accounting Practice and allocated to such account in accordance with Section 6, and less any distribution to such Partner pursuant to Sections 7 or 12.5. The Capital Accounts of the Partners established pursuant to this Agreement shall not be deemed to be, nor have the same meaning as, the capital account of the Partnership under the Natural Gas Act. The Capital Account of a Person acquiring all or part of a Partner's Percentage Interest in accordance with any provision of this Agreement authorizing or permitting such acquisition shall include the portion allocable to such Person of the Capital Account of the Partner whose Percentage Interest such Person acquired, as such Capital Account stood at the date of such acquisition, and a corresponding adjustment shall be made to the Capital Account of the Partner whose Percentage Interest such Person acquired.

    2.6 Capital Contribution. A capital contribution made by a Partner pursuant to this Agreement.

    2.7 Certified Public Accountants. A firm of independent public accountants selected from time to time by the Management Committee.

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    2.8   Code. The Internal Revenue Code of 1986, as amended.

    2.9 Cost of an Incremental Expansion. All costs and expenses, including any allowance for funds used during construction ("AFUDC"), incurred, assumed or paid by the Partnership for the acquisition, planning, design, engineering, financing, construction and start-up of an Incremental Expansion, and securing Additional Necessary Regulatory Approvals therefor.

    2.10 Defaulting Partner. A Partner which is in default of any of its material obligations hereunder, including, without limitation, (a) its failure to make Capital Contributions hereunder, having received notice of such default pursuant to Section 5.3.4(a), or (b) its failure to perform its indemnification obligation pursuant to Section 10.4.

    2.11 Estimated Cost of an Incremental Expansion. The total estimated Cost of an Incremental Expansion as approved from time to time by vote of the members of the Management Committee.

    2.12 Facilities. The real, personal and mixed property (whether tangible or intangible) owned and operated by the Partnership for the transmission of natural gas or otherwise, as such property may exist from time to time, with such changes in such property as may be approved by the Management Committee (including, but not limited to, Incremental

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          Expansions approved by the Management Committee pursuant to Section
          4.9).

    2.13 FERC. The Federal Energy Regulatory Commission or any commission, agency or other governmental body succeeding to the powers of such commission.

    2.14 Financing Commitment. Definitive agreements between financial institution(s) and the Partnership or the Financing Corporation pursuant to which such financial institution(s) agree, subject to the conditions set forth therein, to lend money to, or purchase securities of, the Partnership or the Financing Corporation, the proceeds of which shall be used to finance all or a portion of the Facilities or of an Incremental Expansion. It is the intention of the Partnership to ensure that the terms of Financing Commitments shall limit the claim of the parties thereunder to the assets of the Partnership and shall waive any rights of such parties and other beneficiaries to proceed against the Partners individually. No Financing Commitment may bind any Affiliate or require a Partner to cause an Affiliate to undertake any obligation in connection with any Financing Commitment without said Affiliate's consent. No Financing Commitment may bind any Limited Partner unless such Financing Commitment expressly recognizes the limitations of liability of a Limited Partner set forth in Section
          10.2 of this Agreement.


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    2.15  Financing Corporation. A corporation wholly owned by the Partnership which may be organized for the purpose of issuing securities, the proceeds from which are to be advanced directly or indirectly to the Partnership to finance in whole or in part the cost of the Facilities or the Cost of an Incremental Expansion.

    2.16 Gas Transportation Contracts. The gas transportation contracts by and between the Partnership and the Shippers for the transportation of natural gas.

    2.17 General Partner. Each of the Partners designated as a General Partner under Sections 1.1 through 1.10, or any Additional Partner admitted to the Partnership as a General Partner pursuant to Section 11 or any Person substituted as a General Partner pursuant to this Agreement.

    2.18 Incremental Expansion. Any facilities installed or acquired to modify, improve or expand the Facilities or any portion thereof, or gas transportation or delivery facilities installed or acquired, except in connection with customary maintenance, to permit the delivery capacity and/or throughput of the Facilities to be increased.

    2.19 Limited Partner. Each of the Partners designated as a Limited Partner under Sections 1.11 through 1.13, or any Additional Partner admitted to the Partnership as a Limited Partner pursuant to Section 11 or any


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          Person which becomes a transferee of all or part of the Percentage
          Interest of a Limited Partner or is otherwise substituted as a Limited Partner pursuant to this Agreement.

    2.20  Management Committee. The Management Committee provided for in Section
          9.

    2.21 Operating Agreement. The Amended and Restated Operating Agreement dated as of February 28, 1997, between the Partnership and the Operator, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

    2.22  Operator. Iroquois Pipeline Operating Company, a Delaware Corporation.

    2.23 Parent. Any Person which owns directly or indirectly more than 50% of the outstanding voting stock of a Partner.

    2.24 Partner. Each of the Persons executing this Agreement, whether so executing as a General Partner or a Limited Partner, and any Person substituted for an original Partner and any Additional Partner which is admitted to the Partnership pursuant to Section 11, excluding any


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          Withdrawn Partner or any Person for whom another Person has been substituted as a Partner in the Partnership pursuant to this Agreement.

    2.25 Partnership. Iroquois Gas Transmission System, L.P., the Delaware limited partnership created pursuant to Section 4.1 of this Agreement as originally executed as of November 30, 1989.

    2.26 Percentage Interest. That percentage interest for each Partner determined in accordance with Sections 5.1, 5.5.3 and 11.4. The initial Percentage Interest of each Partner as either a General Partner or a Limited Partner shall be as set forth on Schedule A hereto. Upon any transfer or allocation of all or part of the Percentage Interest of a Limited Partner to any Person in accordance with the provisions of this Agreement, the Person to which such transfer or allocation is made shall hold the transferred or allocated Percentage Interest as a Limited Partner.

    2.27 Person. An individual, corporation, voluntary association, joint stock company, business trust, partnership or other entity.

    2.28 Representative. The individual designated by a Partner or Partners to serve as a member of the Management Committee.


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    2.29  Required Accounting Practice. The accounting rules and regulations, if any, at the time prescribed by the regulatory body or bodies under the jurisdiction of which the Partnership is at the time operating and, to the extent of matters not covered by such rules and regulations, generally accepted accounting principles as practiced in the United States at the time prevailing for companies engaged in a business similar to that of the Partnership.

    2.30 Shippers. Those Persons which, with the approval of the Management Committee, propose to enter into or have entered into a Gas Transportation Contract with the Partnership for the transportation of gas through the Facilities.

    2.31 Withdrawn Partner. A person who (a) has withdrawn from the Partnership pursuant to Section 12.4 or (b) is deemed to have withdrawn from the Partnership pursuant to Sections 5.3.4 or 12.3 of this Agreement.

    2.32  Limited Partnership Certificate Date. December 1, 1989.

3.  Voting.

    3.1 Three Blocs. The Partners agree that, for purposes of voting under this Agreement, they shall be organized into three blocs. The first bloc

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          (hereinafter referred to as the "Canadian Bloc") shall be comprised of
          TCIL and Alenco, Affiliates of which are Canadian companies. Partners in the Canadian Bloc hold Percentage Interests totaling 35%. The second bloc (hereinafter referred to as the "LDC Bloc") shall be comprised of NETCO; TEN Company; NJNR; LESCO; and JMC-Iroquois, Affiliates of which are local distribution companies or, in the case of JMC-Iroquois, an energy consulting venture. The Partners in the LDC Bloc hold Percentage Interests totaling 33%. The third bloc (hereinafter referred to as the "U.S. Interstate Bloc") shall be comprised of ANR NEP, CNG Iroquois, and ANR Iroquois, the Parents of which are U.S. interstate pipeline companies. The Partners in the U.S. Interstate Bloc hold Percentage Interests totaling 32%.

    3.2 Bloc Voting. The Partners agree that all voting under this Agreement, whether designated as a vote, consent, approval or other form of concurrence, and whether such action is to be taken by the Partners or the Management Committee, shall be bloc voting in accordance with the three blocs identified in Section 3.1, except as otherwise specifically stated herein. Thus, each Partner in a bloc agrees that its Representative shall cast its vote on any matter under this Agreement requiring a vote in the same manner as all other Partners in that bloc. Nothing herein shall be construed as requiring a Partner in one bloc to vote in the same


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          manner as a Partner in a different bloc nor as requiring any
          Representative of a Limited Partner, as a member of a bloc, to cast its vote with respect to any matter as to which such Limited Partner shall refrain from acting pursuant to Section 9.

    3.3 Bloc Voting Agreements. The manner in which Partners in a given bloc shall cast their votes on any matter under this Agreement requiring a vote shall be determined in accordance with Bloc Voting Agreements to be entered into by the Partners in each bloc. Copies of such Bloc Voting Agreements, and of any subsequent amendments or modifications to such Bloc Voting Agreements, shall be distributed to all Partners within ten days of execution.

    3.4 Effect On Transfer Of Partnership Interests. The Partners agree that the total Percentage Interests in the three blocs shall always remain at the 35%, 33% and 32% levels referenced in Section 3.1. Accordingly, a Percentage Interest in any bloc shall always be deemed a Percentage Interest in that bloc and shall always be voted in accordance with the applicable Bloc Voting Agreement, notwithstanding the fact that all or a portion of that Percentage Interest has been transferred in accordance with this Agreement to another Partner or to any Person substituted for an original Partner or any Additional Partner which is admitted to the Partnership pursuant to Section 11. By operation of this provision, it is


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          possible that a Partner's Percentage Interest may be divided among more than one of the voting blocs. For that reason, reference in this Agreement to a Partner's voting bloc shall be expressed in the optional plural ("Partner's voting bloc(s)").

    3.5   Restrictions On Control Of More Than One Bloc.

          3.5.1 If any Partner, alone or in conjunction with its Affiliates, owns or controls, directly or indirectly, sufficient Percentage Interests in a bloc to unilaterally determine (having regard to the Bloc Voting Agreement from time to time governing the bloc) the manner in which such bloc shall be required to vote on a given matter before the Management Committee (the "Matter"), then such Partner shall be deemed to be in control of that Bloc for the purposes of this
                   Section 3.5, insofar as regards such Matter; provided, however, that the foregoing shall not apply to any Matter requiring the unanimous vote of the Management Committee.

          3.5.2 If, in respect of a Matter, a Partner is in control of any bloc and if in respect of that Matter, such Partner also is in control of an additional bloc (the "Additional Bloc") then that portion and only that portion, of such Partner's or its Affiliate's Percentage


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

                   Interest in the Additional Bloc which gives such Partner control of the Additional Bloc in respect of such Matter shall not be eligible for nor considered in a vote in the Additional Bloc on such Matter.

          3.5.3 For purposes of this Section 3.5, "unilateral determination" shall mean the ability of a Partner and its Affiliates, by the potential exercise of either a negative or an affirmative vote by such Partner and its Affiliates, to determine, without regard to the vote of other Partners, a negative or an affirmative vote of a bloc on a given Matter.

                   For purposes of this Section 3.5, Additional Bloc shall mean, as between the two blocs at issue, the bloc in which a Partner or its Affiliates last acquired a Percentage Interest.

4.  Formation And Purpose Of The Limited Partnership.

    4.1 Formation. The Partnership was formed by execution of the Limited Partnership Agreement dated as of November 30, 1989 pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware, as amended (the "Partnership Act"). The rights and liabilities of all Partners currently existing or hereafter admitted shall be as provided in the Partnership Act, except as herein otherwise expressly provided. The


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          General Partners have executed and caused to be filed a Certificate of
          Limited Partnership in accordance with the provisions of the Partnership Act (which Certificate, among other things, identifies each Limited Partner and indicates that such Limited Partner is a limited, and not a general, partner of the Partnership), and shall execute and cause to be filed, as appropriate, such further amendments to such Certificate and other documents as are or become necessary or advisable, as determined by the General Partners.

    4.2 Name. The name of the Partnership shall be the Iroquois Gas Transmission System, L.P., or such other name as the General Partners may designate, upon written notice to the Partners, with such variations thereof as may be necessary to comply with the laws of other states, or Canadian provinces, within which the Partnership may do business.

    4.3 Purpose. The Partnership shall plan, design, construct, own and operate the Facilities.

    4.4 Regulatory Status. The Partners acknowledge that the Partnership will be a "natural gas company" under the Natural Gas Act.

    4.5   Representations And Warranties Concerning Formation Of The
          Partnership.

          4.5.1 General Representations And Warranties. Each Partner, at the time of its admission to the Partnership, represents and warrants that, the execution and delivery of this Agreement, the formation or continuation of the Partnership, as the case may be, and the performance of its obligations hereunder will not contravene or conflict with any provision of law or of the charter or bylaws of such Partner, or contravene, conflict with or constitute a default under, any indenture, mortgage, instrument or other agreement of such Partner or any order, rule or regulation of any court, commission or governmental agency applicable to such Partner. Each Partner further represents, warrants and covenants that (a) it is, and for so long as it is a Partner hereunder it will do or cause to be done all things necessary to continue to be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,
                   (b) it will not, without the prior consent of the Management Committee, incur any indebtedness (direct or contingent) of any kind (except indebtedness incurred to meet obligations hereunder and owing to an Affiliate or incurred as a result of being a Partner and except indebtedness of the Partnership, for which such Partner, as a Partner, may be deemed liable under applicable law), acquire any assets or enter into or conduct any business or activity of any kind, except to the extent necessary or appropriate in connection with the performance by it of the terms of this Agreement or incidental to its status as a Partner and (c) the execution and delivery of this Agreement has been duly authorized, and this Agreement, when executed and delivered by such Partner, will be its valid and binding agreement, enforceable in accordance with the terms hereof. In addition, CNG Iroquois represents and warrants that it is an affiliate of a registered public utility holding company and that its performance of certain obligations under this Agreement may be expressly conditioned upon the receipt by CNG Iroquois, or the appropriate affiliate of CNG Iroquois, as necessary, of authorizations from the Securities and Exchange Commission under Sections 9(a)(1) and 10 and Rule 16 of the Public Utility Holding Company Act of 1935.

          4.5.2 Representations And Warranties Concerning The Public Utility Holding Company Act Of 1935.

                   (a) All Partners, except CNG Iroquois, represent and warrant that they are not holding companies, or subsidiaries or affiliates of regulated holding companies, within the meaning of the Public Utility Holding Company Act of 1935 and the rules and regulations promulgated thereunder (the "Act").

                   (b) All Partners, including CNG Iroquois, represent and warrant that no interests will be transferred and no other actions will be taken which would result in 50% or more of the Percentage Interests in the Partnership being held by entities which are regulated holding companies, or subsidiaries or affiliates of regulated holding companies.

                   (c) CNG Iroquois represents and warrants that it will take all actions necessary to assure that the Partnership will not be subject to regulation, for any purpose, under the Act, or lose the benefits of the exemption under 17 C.F.R. 250.16 ("Rule 16"), as a result of its ownership of its respective Percentage Interest; and each of the other Partners represents and warrants that it will in the future take all actions necessary to assure that the Partnership will not be subject to regulation for any purpose under the Act, or lose the benefits of the exemption under Rule 16, as a result of such Partner's ownership of its Percentage Interest. Any breach of these representations and warranties or any requirement under the Act or under Rule 16 that any Partner dispose of its Percentage Interest in the Partnership shall require the Partner that is in breach or is subject to such requirement to transfer its Percentage Interest (regardless of whether such Percentage Interest is as a General or Limited Partner) to the other Partners which are then General Partners. Such Percentage Interest shall first be offered to the General Partners within the transferor's bloc and, if not fully subscribed within that bloc, to all General Partners outside the transferor's bloc, following the same procedures specified in Section 5.5.3.

    4.6 Offices. The principal offices of the Partnership shall be at One Corporate Drive, Shelton, Connecticut 06484, or at such place as the Management Committee may from time to time determine. Written notice of any change in such offices shall be given to each Partner. The registered office of the Partnership in the State of Delaware shall be c/o Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805 and the registered agent of the Partnership for the service of process shall be Corporation Service Company at the same address.

    4.7 Qualification In Other Jurisdictions. The General Partners shall cause the Partnership to be qualified or registered under assumed or fictitious names or foreign limited partnership statutes or similar laws, or take other appropriate action, in any jurisdiction in which the Partnership owns property or transacts business if such qualification, registration or other appropriate action is reasonably necessary or reasonably anticipated to be necessary, or reasonably requested by any Limited Partner, in order to protect the limited liability of the Limited Partner(s), or to permit the Partnership lawfully to own property or transact business in such jurisdiction. The General Partners shall execute and cause to be filed and published all such certificates, notices, statements or other instruments reasonably necessary or reasonably anticipated to be necessary, or reasonably requested by any Limited Partner, to permit the Partnership to conduct business as a limited partnership in all jurisdictions where the Partnership elects to do business and to maintain the limited liability of the Limited Partner(s).

    4.8   Incremental Expansion.

          4.8.1 Any Partner or Partners (or the Operating Company) proposing that the Partnership construct or acquire an Incremental Expansion shall notify the other Partners and the Management Committee of the amount of additional capacity requested and the date on which such capacity is requested to be available, and shall provide a detailed explanation of the reasons why such capacity is being requested.

          4.8.2 As soon as possible after providing such notice, the Partner or Partners or the Operating Company proposing an Incremental Expansion shall prepare and mail to each Partner:

                   (a) an estimate of the cost of the proposed Incremental Expansion and, if available, the proposed financing plan; and

                   (b) appropriate engineering data, flow diagrams and maps describing such Incremental Expansion in such detail as is required for filing as exhibits to the related application to FERC for authorization to construct or acquire and operate the proposed Incremental Expansion.

                   (c) The Partnership shall reimburse the Partner or Partners proposing an Incremental Expansion for the cost of preparing and mailing the above materials, if and when the Management Committee votes to commit to construct or acquire the Incremental Expansion or a modified version thereof, pursuant to Section 4.9.

          4.8.3    Within 60 days after the information described in Section
                   4.8.2 has been received by each Partner, the Management Committee shall vote on whether to proceed with the development of the proposed Incremental Expansion as set forth in Section 4.8.2. Upon the vote of the Management Committee to proceed with the development of the proposed Incremental Expansion, which shall be the same vote required in Section 4.9 to commit to construct or acquire an Incremental Expansion, the Partnership shall proceed with such development, including but not limited to the acquisition of Additional Necessary Regulatory Approvals and Financing Commitments. A vote to proceed with the development of an Incremental Expansion shall be without prejudice to the vote on whether the Partnership shall be committed to construct or acquire such Incremental Expansion under Section 4.9.2.

    4.9   Commitment To Construct Or Acquire An Incremental Expansion.

          4.9.1 Except as provided in Section 5.2.1, the Partnership shall not incur any material costs or obligations with respect to an Incremental Expansion or be obligated under any Financing Commitment relating to an Incremental Expansion (except for a normal financing commitment fee) until (a) the Additional

                   Necessary Regulatory Approvals have been obtained, (b) such Financing Commitments, if any, as may be required in the opinion of the Management Committee for such Incremental Expansion have been obtained, (c) gas transportation contracts for the use of the capacity of the Incremental Expansion have been executed by the Partnership and by one or more shippers approved by the Management Committee, (d) the Estimated Cost of an Incremental Expansion has been determined and (e) the Management Committee has approved a commitment to construct or acquire such Incremental Expansion as provided in Section 4.9.2.

          4.9.2 Immediately following the last to occur of the events referred to in clauses (a), (b) and (d) of Section 4.9.1, and the satisfaction of all conditions set forth in the precedent agreements for execution of the gas transportation contracts by the shippers which will utilize the capacity of the Incremental Expansion (other than the vote of the Management Committee to commit to construct or acquire the Incremental Expansion), or at such time as determined by the Management Committee, the Management Committee shall vote on whether the Partnership shall be committed to construct or acquire the Incremental

                   Expansion. The vote required for a commitment to construct or acquire the Incremental Expansion or for a waiver of the conditions precedent to a commitment vote shall be as follows:

                   (a) Members of the Management Committee representing at least one General Partner holding an interest in the Canadian Bloc, at least one General Partner holding an interest in the LDC Bloc and at least one General Partner holding an interest in the U.S. Interstate Bloc, must vote in favor of the commitment to construct or acquire the Incremental Expansion, voting individually and not as members of any bloc; and

                   (b) Members of the Management Committee representing 65% or more of the Percentage Interests of the Partners, with Partners voting individually and not as members of any bloc, must vote in favor of the commitment to construct or acquire the Incremental Expansion (which 65% or more of the Percentage Interests shall include the votes of the Partners referenced in Section 4.9.2(a) above).

    4.10 Regulatory And Financing Decisions With Respect To Incremental Expansions. All votes on regulatory and financial matters with respect to an Incremental Expansion, including without limitation the filing of applications for Additional Necessary Regulatory Approvals or amendments thereto, acceptance of all such approvals and amendments, the filing of any tariff or tariff revisions relating to an Incremental Expansion, and execution of financing agreements and commitments related to an Incremental Expansion, shall be subject to the same voting standard set forth in Section 4.9 for approval of the commitment to construct or acquire; provided, however, that approval of the Management Committee shall not be required in the case of the acceptance by the Operator, pursuant to Section 3.1.2 of the Operating Agreement, of Additional Necessary Regulatory Approvals and amendments thereto if the terms of such approvals do not vary materially from the authorizations sought in the related regulatory applications.

    4.11 Notwithstanding Sections 4.8, 4.9 or 4.10, Management Committee approval to develop or construct or acquire an Incremental Expansion shall not be required in the case of Incremental Expansions or other capital facilities which (i) do not exceed in any one instance a cost of one million dollars ($1,000,000); (ii) will be constructed pursuant to the Partnership's blanket certificate; and (iii) have been included in the most recent budget approved by the Management Committee pursuant to Section 5.2 of the Operating Agreement, and all regulatory and financing decisions with respect to the same shall be made by the Operator without further approval of the Management Committee.

5.  Capital Contributions.

    5.1 Capital Accounts. As of the date hereof, each Partner's Capital Account is proportionate to the Percentage Interest of such Partner set forth on Schedule A to this Agreement. Unless otherwise agreed by unanimous consent of the Partners, in the event of (a) the withdrawal of a Partner or (b) a transfer of a Partner's interest or (c) payment of a Capital Contribution as provided in Section 5.5.3, the Percentage Interests set forth on Schedule A shall be adjusted so that the Percentage Interest of each remaining General Partner shall be equal to a fraction, the numerator of which is such General Partner's Capital Account and the denominator of which is the total of all remaining Partners' (General and Limited) Capital Accounts, rounded to the nearest ten-thousandth of one percent; provided, however, that in no event shall the adjustments referenced in this Section 5.1 modify the requirement of Section 3.4 that the total Percentage Interests in the three voting blocs always remain at 35%, 33% and 32%; and provided further that in no event shall the adjustments referenced in this
          Section 5.1 affect the Percentage Interest of a Limited Partner which is not a Withdrawn Partner, other than in connection with a transfer of such Interest as provided in Section 11.1.1.

          The Percentage Interests set forth on Schedule A, as they may be adjusted from time to time in accordance with the provisions of this Agreement, shall govern the obligations to make Capital Contributions as specified in this Section 5.

    5.2   Additional Capital Contributions.

          5.2.1 Whenever the Management Committee shall vote to proceed with the development of a proposed Incremental Expansion as provided in Section 4.8.3, the Management Committee shall cause to be prepared and filed on behalf of the Partnership appropriate applications for Additional Necessary Regulatory Approvals. Each Partner shall make a cash Capital Contribution to the Partnership, as provided in Section 5.3, in an amount equal to its Percentage Interest of that portion, if any, of the Estimated Cost of an Incremental Expansion relating to the preparation and prosecution of the application(s) for Additional Necessary Regulatory Approvals and the acquisition of the Financing Commitments determined from time to time by the Management Committee as being required to be paid from Capital Contributions made by the Partners prior to the Additional Commitment Date relating thereto.

          5.2.2 After any Additional Commitment Date relating to an Incremental Expansion approved pursuant to Section 4.9, each Partner shall make a cash Capital Contribution to the Partnership, as provided in Section 5.3, in an amount, if any, equal to its Percentage Interest of the Estimated Cost of an Incremental Expansion, less (a) any amount previously contributed by such Partner to the Cost of an Incremental Expansion, (b) its Percentage Interest of the amount committed under the Financing Commitments, if any, relating to such Incremental Expansion and (c) its Percentage Interest of the amount, if any, the Management Committee may determine from time to time is available from the Partnership to finance such Incremental Expansion.

          5.2.3 In the event that, at any time or times, the Partnership shall require additional capital for operations, other than the capital provided for under Sections 5.2.1 and 5.2.2, each Partner shall, as provided in Section 5.3, contribute to the capital of the Partnership an amount equal to its Percentage Interest multiplied by the aggregate amount of Capital Contributions determined to be required for such purpose by affirmative vote of members of the Management Committee representing 65% or more of the total Percentage Interests of the Partners if the required Capital Contributions are Ten Million Dollars ($10,000,000) or less, and 75% or more of the total Percentage Interests of the Partners if the required Capital Contributions are more than Ten Million Dollars ($10,000,000).

    5.3   Payment Of Capital Contributions.

          5.3.1 The Management Committee shall issue or cause to be issued a written request to each Partner for payment of each installment of Capital Contributions to be made in accordance with Section 5.2, at such times and in such amounts (a) in the case of Capital Contributions to be made in accordance with Section 5.2.2 as shall be consistent with the schedule of Capital Contributions contained in the acquisition or construction fund schedule most recently approved by affirmative vote of members of the Management Committee as provided in this Agreement, subject only to such variations in timing of such payments as may be necessitated by the cash requirements of the Partnership and (b) in the case of Capital Contributions to be made in accordance with Sections
                   5.2.1 and 5.2.3, as the Management Committee shall approve as provided in this Agreement. All amounts received by the Partnership pursuant to this Section 5.3, whether received prior to, on or after the date specified in
                   Section 5.3.2(d), shall be credited to the respective Partner's Capital Account as of such specified date. All amounts received from a Partner after the date specified in
                   Section 5.3.2(d) by the Partnership pursuant to this Section
                   5.3 shall be accompanied by interest on such overdue amounts, which interest shall be payable to the Partnership and shall accrue from and after such specified date at a rate equal to the lesser of (x) 2% over the prime rate of Morgan Guaranty Bank from time to time in effect, or (y) the maximum interest rate allowed for this purpose pursuant to the laws of the State of New York. Any such interest paid with respect to a Capital Contribution shall be credited to the respective Capital Accounts of all the Partners, on a pro rata basis in accordance with their respective Percentage Interests as of the date such payment is made to the Partnership after giving effect to the payment of the Capital Contribution with respect to which such interest accrued.

          5.3.2 Each written request issued pursuant to Section 5.3.1 shall contain the following information:

                   (a) The total amount of Capital Contributions requested from all Partners;

                   (b) The amount of Capital Contribution requested from the Partner to whom the request is addressed, such amount to be in accordance with the Percentage Interest of such Partner;

                   (c) The purpose for which the funds are to be applied in such reasonable detail as the Management Committee shall direct; and

                   (d) The date on which payments of the Capital Contribution shall be made (which date shall not be less than 30 days following the date the request is given) and the method of payment, provided that such date and method shall be the same for each of the Partners.

          5.3.3 Each Partner agrees that it shall make payments of its respective Capital Contributions in accordance with requests issued pursuant to Section 5.3.1.

          5.3.4 (a) In the event a Partner shall default in the performance of any of its obligations to make any Capital Contribution to the Partnership in accordance with the terms of this Agreement and such default shall continue uncured for a period of 30 days after the giving of notice to all of the Partners of such default by any of the other Partners or for such extended cure period as may be approved by affirmative vote of members of the Management Committee representing 65% or more of the total Percentage Interests of the Partners, then such Partner shall be deemed to have withdrawn from the Partnership effective as of the 31st day after such notice or the day after expiration of the extended cure period, as the case may be, and such Defaulting Partner shall thereafter be a Withdrawn Partner. Subsequent to any such event of default and unless and until such default shall be cured as provided in Section 5.3.4(c), the Defaulting Partner shall have no right to receive any allocations which are attributable to its interest in the Partnership and made in accordance with Section 6 and no distribution shall be made to the Defaulting Partner under
                   Section 7. Notwithstanding the above, the allocation and distributive share of a Defaulting Partner shall be retained by the Partnership until such time as (i) the Defaulting Partner has timely cured the relevant default, at which time the Partnership shall distribute the retained funds, without interest, or (ii) the Defaulting Partner has become a Withdrawn Partner, at which time the funds so retained shall remain Partnership property.

                   (b)  After the receipt of such notice of default pursuant to
                        Section 5.3.4(a) and prior to the curing of any such default as provided in Section 5.3.4(c) of this Agreement or the withdrawal of the Defaulting Partner as provided in Section 5.3.4(a), a Defaulting Partner shall continue to be a Partner and shall continue to be obligated to make all Capital Contributions as provided in this Section 5.3; provided, however, that until such default is cured, such Defaulting Partner's Representative shall not have any vote in matters to be acted upon by the Management Committee, and such Defaulting Partner's Percentage Interest shall not be considered in determining the total Percentage Interests of the Partners for the purpose of any vote of the Management Committee and shall not be considered in determining the vote of the bloc(s) in which the Defaulting Partner's Percentage Interest is included.

                   (c) A Defaulting Partner shall be deemed to have cured all defaults under this Section 5.3 when it has fulfilled its obligations to make all payments then due under
                        Section 5.3 prior to the end of the period for cure as provided in Section 5.3.4(a).

                   (d) Notwithstanding any other provision hereof, the obligation of a Partner to make any Capital Contribution hereunder shall not be reduced as a result of the Percentage Interest of such Partner being less than it would otherwise have been because of the Partner's previous failure to make any Capital Contribution. In the case of a Partner who is in default pursuant to this
                        Section 5.3.4, the Percentage Interest of such Partner shall be presumed for the purposes of Section 5.3.2 to be the same as it would have been if such Partner had not previously failed to make such Capital Contribution.

    5.4 Voluntary Contributions. No Partner shall make any Capital Contributions to the Partnership except pursuant to this Section 5.

    5.5   Withdrawn Partner.

          5.5.1    Consequences Of Withdrawal.

                   (a) A Withdrawn Partner which has involuntarily withdrawn from the Partnership pursuant to Section 5.3.4 or
                        Section 12.3 shall be entitled to receive payment from the Partnership, at a time or times when the Management Committee determines in good faith that such payment may be made without undue hardship to the Partnership or any Partner, of an amount equal to its positive Capital Account balance on the date of withdrawal (increased by the amount of any liability paid by such Withdrawn Partner after the date of withdrawal pursuant to Section 5.5.2), payable either in a lump sum or in installments as determined by the Management Committee, in its sole discretion. To the extent that the Management Committee does not determine to make such a payment, a Withdrawn Partner which has involuntarily withdrawn from the Partnership in accordance with Section 5.3.4 or Section
                        12.3 shall be entitled only to such amounts as may be distributed pursuant to Section 12.5. From and after the date of its withdrawal, the former Capital Account balance of such a Withdrawn Partner shall be recorded as a contingent obligation of the Partnership, and not as a Partner's Capital Account.

                   (b) The rights of a Withdrawn Partner set forth in Section 5.5.1(a) shall (i) be subordinate to the rights of any other creditor of the Partnership, (ii) not impair in any way the rights of continuing Partners to receive distributions pursuant to Section 7, (iii) not include any right on the part of the Withdrawn Partner to receive any interest or other amounts with respect thereto, (iv) not be a personal obligation of any Partner and (v) be paid as provided for in Section 12.5 in the event of dissolution.

          5.5.2 Further Effect. Any Partner that shall have (a) been deemed to have withdrawn from the Partnership pursuant to Sections 5.3.4, 12.3 or 12.4 or (b) withdrawn in contravention of this Agreement, shall have only those rights specifically set forth in this Agreement and such Partner's status as a Partner shall automatically terminate. Except as provided in Sections 12.2.3 and 12.6, withdrawal by one or more General Partners as described in the preceding sentence shall not effect a dissolution of the Partnership. A Withdrawn Partner shall remain obligated for all liabilities attributable to its respective interest in the Partnership accruing prior to the date of its withdrawal, including any such liabilities maturing after such withdrawal but originating from actions taken prior thereto.

          5.5.3 Consequences Of Withdrawal To Remaining Partners. In the event any Partner shall have withdrawn from the Partnership or be deemed to have withdrawn from the Partnership pursuant to the provisions of this Agreement, if the Management Committee determines that an amount equal to the whole or any portion of the amount of Capital Contributions which such Withdrawn Partner failed to pay when due or had been requested to pay pursuant to Section 5.3.2 (which amount shall be herein called the "Defaulted Contribution") should be contributed to the Partnership by remaining General Partners in order to meet the cash needs of the Partnership, it shall promptly provide written notice of such determination to each remaining General Partner, which notice shall state the amount of the Defaulted Contribution. Each General Partner continuing to hold Percentage Interests in the voting bloc(s) of the Withdrawn Partner shall have the right to elect (by written notice to the other Partners within ten days of the date of the notice from the Management Committee of the Defaulted Contribution) to contribute any percentage of the Defaulted Contribution not in excess of the percentage determined by dividing the Percentage Interest of such remaining General Partner (including, in the case of any General Partner which is also a Limited Partner, the aggregate Percentage Interest held as both a General and a Limited Partner) in the Withdrawn Partner's voting bloc(s) by the sum of the Percentage Interests of all remaining General Partners in the Withdrawn Partner's voting bloc(s) who so elect to contribute a portion of the Defaulted Contribution (any percentage so elected being determined on a bloc-by-bloc basis and being hereafter called an "Elected Percentage"); provided, however, that (a) those General Partners who so elect to satisfy a portion of the Defaulted Contribution may unanimously agree to allocate the amounts of their contributions among such General Partners in a manner other than that provided for in this Section 5.5.3 and (b) the sum of the Elected Percentages of the General Partners who so elect to satisfy the Defaulted Contribution must be 100%. In the event that such General Partners do not elect to contribute an amount equal to 100% of the Defaulted Contribution in accordance with the second sentence of this
                   Section 5.5.3 and the Management Committee does not alter its determination that the cash needs of the Partnership should be met by Capital Contributions, then within ten days of the date of a written request therefor from the Management Committee, any General Partner in any other bloc shall have the right to elect (by written notice to the other Partners within ten days of the Management Committee's written request) to contribute any percentage of the Defaulted Contribution not elected by the General Partners in the Withdrawn Partner's bloc in accordance with the procedures set forth in the second sentence of this Section 5.5.3; provided, however, that the effect of such elections does not change the total Percentage Interests in each voting bloc as specified in Section 3.4. In the event that the General Partners do not elect to contribute an amount equal to 100% of the Defaulted Contribution and the Management Committee does not alter its determination that the cash needs of the partnership should be met by Capital Contributions, then within ten days of the date of a written request therefor from the Management Committee, each General Partner shall contribute to the Partnership an amount equal to its pro rata share (based on the ratio of such General Partner's Percentage Interest (including, in the case of any General Partner which is also a Limited Partner, the aggregate Percentage Interest held as both a General and a Limited Partner) to the sum of the Percentage Interests of all the remaining General Partners) of the Defaulted Contribution not otherwise elected by the General Partners in accordance with the procedures set forth herein; provided, however, that nothing herein shall be construed as preventing admission of a new Partner or Partners to the Partnership in accordance with Section 11 in order to meet the cash needs of the Partnership resulting from the withdrawal of a Partner or Partners. To the extent that any General Partner contributes any portion of a Capital Contribution pursuant to this
                   Section 5.5.3, that General Partner's Percentage Interest as a General Partner shall be adjusted to reflect the contribution (due account being given to the contributions of other General Partners and the termination of the Withdrawn Partner's status as a Partner); provided, however, that such adjustment shall not affect the total Percentage Interests included in each voting bloc as specified in Section 3.4 even if a Partner's adjusted Percentage Interest must be allocated among more than one voting bloc to maintain that requirement; and provided further that such adjustment shall not affect the Percentage Interest of a Limited Partner which is not the Withdrawn Partner.

6.  Allocation Of Profits And Losses.

    6.1 Agreed Allocations. Except as otherwise provided herein, all items of revenue, income, profit, gain, expense, loss, deduction and credit of the Partnership determined in accordance with Required Accounting

          Practice shall be allocated to the Partners and credited to their respective Capital Accounts in accordance with their respective Percentage Interests as of the date of the allocation. Such allocations shall be made for each calendar month based upon the weighted average of each Partner's Percentage Interest during such month. These allocations are subject to retroactive adjustments resulting from any changes in Capital Accounts pursuant to FERC or other governmental order.

    6.2   Required Allocations.

          6.2.1 Allocations of revenue, income, gains, profits, deductions, credits, expenses, losses and tax preference items for Federal income tax purposes shall be made in the manner set forth in Section 6.1 for the division of income, expense, profit and loss. Notwithstanding the preceding sentence, any item of gain recognized by the Partnership upon a taxable disposition of property of the Partnership which would be a capital gain but for a provision of the Code which requires that some or all of the gain be treated as ordinary income because the realization of such gain is attributable to deductions or credits, whether with respect to depreciation or otherwise, previously allowed to the Partnership, shall be allocated to the Partners to which the prior deductions or credits were allocated in proportion to the amounts so allocated previously.

          6.2.2    Before allocating profits and losses in accordance with
                   Section 6.1, solely for tax purposes, profits and losses (and items thereof) attributable to property contributed to the Partnership by a Partner shall be allocated in accordance with Section 704(c) of the Code so as to take account of any variations between the tax bases of the Partnership's assets and the fair market values of those assets at the time of their contribution to the Partnership. The Partnership shall use a reasonable method, as determined by the Tax Matters Partner, of making Code Section 704(c) allocations as described in Treasury Regulations Section 1.704-3.

          6.2.3 Notwithstanding any other provision of this Agreement, (i) no losses shall be allocated to a Limited Partner if such losses would cause a deficit in such Limited Partner's Capital Account (after reduction to reflect the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the sum of: (A) its share of "Partnership minimum gain" within the meaning of Treasury Regulations Section 1.704-2(g) and (B) its share of "Partner nonrecourse debt minimum gain" within the meaning of Treasury Regulations Section 1.704-2(i), (ii) nonrecourse deductions of the Partnership within the meaning of Treasury Regulations Section 1.704-2(b)(1), other than partner nonrecourse deductions within the meaning of Treasury Regulations Section 1.704-2(i)(1), shall be allocated among the Partners in accordance with their respective Percentage Interests, (iii) any partner nonrecourse deduction within the meaning of Treasury Regulations Section 1.704-2(i)(1) shall be allocated in accordance with that section, (iv) if there is a net decrease in "Partnership minimum gain" within the meaning of Treasury Regulations Section 1.704-2(d) for any fiscal period of the Partnership, items of gain and income shall be allocated among the Partners in accordance with Treasury Regulations Section 1.704-2(f) and the ordering rules contained in Treasury Regulations Section 1.704-2(j), and (v) if there is a net decrease in "Partner nonrecourse debt minimum gain" within the meaning of Treasury Regulations
                   Section 1.704-2(i) for any fiscal period of the Partnership, items of gain and income shall be allocated among the Partners in accordance with Treasury Regulations Section 1.704-2(i)(4) and the ordering rules contained in

                   Treasury Regulations Section 1.704-2(j). The Partners' respective "interests in Partnership profits" for purposes of determining such Partners' shares of the nonrecourse liabilities of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3) shall be equal to their respective Percentage Interests.

          6.2.4 If a Limited Partner receives in any fiscal period of the Partnership an adjustment, allocation or distribution described in subparagraphs (4), (5), or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Partner's Capital Account that exceeds the sum of (i) such Partner's share of "Partnership minimum gain" within the meaning of Treasury Regulations Section 1.704-2(g) and (ii) such Partner's share of "Partner nonrecourse debt minimum gain" within the meaning of Treasury Regulations Section 1.704-2(i), such Partner shall be allocated specially for such fiscal period (and, if necessary, later fiscal periods) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

    6.3 Definition of Profits and Losses. "Profits" and "losses" shall be determined in accordance with federal income tax accounting principles as modified by Treasury Regulations Section 1.704-1(b)(2)(iv), except the profits and losses shall not include items that are specially allocated pursuant to Sections 6.2.2, 6.2.3 and 6.2.4.

    6.4 Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation
          Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

    6.5   Curative Allocations. Notwithstanding any other provisions of this
          Section 6 other than Section 6.2 (the "Required Allocations"), the Required Allocations shall be taken into account in making the allocations under Section 6.1 (the "Agreed Allocations") so that, to the extent possible, the net amount of items of income, gain, loss and deduction allotted to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each Partner under the Agreed Allocations had the required Allocation and this curative allocation not otherwise been provided in this Section 6.

    6.6 Curative Amendments. It is the intent of the parties to this Agreement that the chargeback provisions and the limitation on loss allocation provisions provided herein satisfy the "allocation of nonrecourse deduction" rules provided in Treasury Regulation Section 1.704-2 and the requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) (relating to the alternate test for economic effect and qualified income offset). It is further intended that the allocations under this Agreement shall effect an allocation for federal income tax purposes in a manner consistent with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If for any reason the allocations contained in this Agreement shall conflict with the Treasury Regulations promulgated under Section 704(b) of the Code, the Management Committee may amend these provisions if it believes that such an amendment is necessary to reflect allocations consistent with such regulations.

7. Distributions. Distributions to the Partners shall be made only to all Partners (other than a Defaulting Partner) simultaneously in proportion to their respective Percentage Interests (at the time the amounts of such distributions are determined) and in such aggregate amounts and at such times as shall be determined by the Management Committee; provided, however, that if for any fiscal year the Partnership shall have earned a net profit, as determined under Required Accounting Practice, then such net profit shall be distributed out of available cash (to the extent that such cash is not required for operations) within 60 days following the end of such fiscal year (unless the Management Committee, by affirmative vote of members representing 75% or more of the total Percentage Interests of the Partners, determines otherwise or unless such distribution would violate, or result in a default under any agreement of the Partnership or applicable law) to the Partners in proportion to their respective Percentage Interests (at the time the amount of such distribution is determined).

8.  Accounting And Taxation.

    8.1 Fiscal Year. The fiscal year of the Partnership shall be the calendar year or such other annual period as is selected by the Management Committee and approved (to the extent necessary) by requisite governmental authorities for financial or tax reporting purposes.

    8.2 Location Of Records. The books of account for the Partnership shall be kept and maintained at the principal office of the Partnership or at such other place as the Management Committee shall determine.

    8.3   Books Of Account. The books of account for the Partnership shall be:

          8.3.1 Maintained on an accrual basis in accordance with Required Accounting Practice; and

          8.3.2 Audited by the Certified Public Accountants at the end of each fiscal year.

    8.4 Annual Financial Statements And Tax Information. As soon as practicable following the end of each fiscal year of the Partnership, the Management Committee shall cause to be prepared and delivered to each Partner:

          8.4.1 A profit and loss statement and a statement of changes in financial position for such fiscal year, a balance sheet and a statement of each Partner's Capital Account as of the end of such fiscal year, together with a report thereon of the Certified Public Accountants; and

          8.4.2 Such Federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by each Partner on or before three months plus fifteen days after the end of each fiscal year of its income tax return for such fiscal year.

    8.5 Interim Financial Statements. As soon as practicable after the end of each calendar month, the Management Committee shall cause to be prepared and delivered to each Partner, with an appropriate certificate of the Person authorized to prepare the same:

          8.5.1 A profit and loss statement and a statement of changes in financial position for such month (including sufficient information to permit the Partners to calculate their tax accruals), for the portion of the fiscal year then ended and for the twelve-month period then ended;

          8.5.2 A balance sheet and a statement of each Partner's Capital Account as of the end of such month; and

          8.5.3 A statement comparing the actual financial status and results of the Partnership as of the end of or for such month and the portion of the fiscal year then ended with the budgeted or forecasted status and results as of the end of or for such respective periods.

    8.6 Taxation. The Parties intend that the Partnership shall be treated as a "partnership" for Federal and state tax purposes. The Partnership's state and Federal income tax returns shall be approved by the Management Committee and subject to review by the Certified Public Accountants, counsel or other Person or Persons designated by the Management Committee for such purpose. All of the Partnership elections for state and Federal income tax purposes shall be determined by affirmative vote of members of the Management Committee representing 75% or more of the total Percentage Interests of the Partners, except those specifically reserved by the Code to be made by the individual Partners. The Management Committee shall designate a tax matters Partner, which Partner shall not be a Limited Partner, a Canadian company or an Affiliate of a Canadian company.

    8.7 Governmental Reports. Under the direction of the Management Committee, the Partnership shall prepare and file, or cause to be prepared and filed, all reports prescribed by the FERC and any other commission or governmental agency having jurisdiction.

    8.8 Inspection Of Facilities And Records. Each Partner shall have the right at all reasonable times during usual business hours to inspect the facilities of the Partnership and to audit, examine and make copies of the books of account and other records of the Partnership. Such right may be exercised through any agent or employee of such Partner designated in writing by it or by an independent public accountant, petroleum engineer, attorney or other consultant so designated. The Partner making the request shall bear all costs and expenses incurred in any inspection, examination or audit made at such Partner's behest.

    8.9 Deposit And Withdrawal Of Funds. Funds of the Partnership shall be deposited in such banks or other depositories as shall be designated from time to time by the Management Committee. All withdrawals from any such depository shall be made only as authorized by the Management Committee or by the Operator pursuant to the Operating Agreement and shall be made only by check, wire transfer, debit memorandum or other written instruction.

9.  Management Of The Partnership.

    9.1   General Management Structure.

          9.1.1 The major policies of the Partnership shall be established by the Management Committee, which, except as otherwise provided in this Agreement, shall have exclusive authority with respect to supervising the affairs of the Partnership, including supervising the management of the affairs of the Partnership by the Operator and reviewing the Operator's performance of its management duties. No General Partner, except as specified in the Operating Agreement, shall have authority to act for, or assume any obligation or responsibility on behalf of, the

                   Partnership without the prior written approval of the Management Committee, and no Limited Partner shall have any authority whatsoever to act for, or assume any obligation or responsibility on behalf of, the Partnership.

          9.1.2 The day to day management of the affairs of the Partnership, including maintenance of the financial and other records and books of account of the Partnership, supervision and construction of the Facilities, and activities reasonably related thereto, shall be the responsibility of the Operator, whose performance of such duties shall be subject to supervision and review by the Management Committee.

          9.1.3 The Partnership is the sole shareholder of the share(s) of the Operator. So long as the Partnership continues to be the sole shareholder of the share(s) of the Operator, (i) each Partner shall nominate one Director of the Operator and the Partnership shall vote the share(s) of the Operator so as to elect the Directors so nominated; (ii) the Chairman of the Partnership Management Committee shall be the Chairman of the Board of Directors of the Operator; (iii) in the event of the resignation or removal of a Director nominated by a Partner, the Partnership shall vote the share(s) of the Operator so as to elect a new Director nominated by such Partner; and (iv) the affirmative vote of Partners representing 75% or more of the total Percentage Interests of the Partners shall be required to vote the share(s) of the Operator with respect to all other matters.

    9.2   Management Committee.

          9.2.1 The members of the Management Committee shall be one Representative of each Partner designated from time to time by such Partner by written notice to each other Partner and the Partnership. By like notice, each Partner may designate an Alternate Representative who shall have authority to act in the absence of its Representative. Nothing shall preclude two or more Partners from designating the same Representative or Alternate Representative. Any Partner may at any time, by written notice to all other Partners and to the Partnership, remove its Representative or Alternate Representative on the Management Committee and designate a new Representative or Alternate Representative. Each Representative shall serve on the Management Committee until his successor shall be duly designated or until his death, resignation or removal by the Partner or Partners which appointed him. Any action taken by the Partnership in compliance with the direction of the

                   Management Committee pursuant to its authority hereunder shall be binding on the Partnership and each Partner, whether such direction was approved by the regular members of the Management Committee in accordance with the provisions hereof or one or more of the Alternate Representatives, and the participation and acts (including the execution of any documents) by any Alternate Representative of a Partner shall be deemed to be the act of the Representative for which such Alternate Representative is acting without, in the case of any written document, any evidence of the absence or unavailability of such Representative.

          9.2.2 The Chairman of the Management Committee shall be a member of the Management Committee and shall be elected by the Management Committee annually. The Chairmanship shall be held by Representatives holding interests in each of the three blocs on a rotating basis. There shall be a Secretary of the Management Committee who may or may not be a voting member thereof. No Representative or Alternate Representative of a Limited Partner may serve as either Chairman or Secretary of the Management Committee.

          9.2.3 The Chairman shall preside at all meetings of the Management Committee, which shall meet quarterly subject to less frequent meetings upon approval of the Management Committee by affirmative vote of members representing 75% or more of the total Percentage Interests of the Partners. Notice of and an agenda for all Management Committee meetings shall be provided by the Chairman to all Representatives at least ten days prior to the date of such meetings. Special meetings of the Management Committee may be called at such times and places, and in such manner, as any Partner deems necessary. Any Partner calling for any such special meeting or for any other meeting of the Partnership shall notify the Chairman who in turn shall notify all Representatives or Partners, as appropriate, of the date and agenda for such meeting(s) at least ten days prior to the date of such meetings. The Chairman may shorten the ten day notice period only in extraordinary circumstances. Written minutes of all meetings shall be maintained.

          9.2.3.1 Any action required or permitted to be taken by the Management Committee may be taken without prior written notice thereof, by written consent in lieu of meeting if signed by the Representatives of all of the Partners. Any action required or permitted to be taken by the Management Committee also may be taken, upon ten business days' written notice thereof to each Partner, by written consent in lieu of meeting if signed by the Representatives of Partners whose Percentage Interests aggregate not less than the Percentage Interests required for approval of such action under this Agreement. If the action authorized by written consent has not been taken within sixty days of the effective date set forth in the written consent, such consent shall be deemed to have expired. Written notice of the taking of an action authorized by written consent shall be given to the Representatives of all Partners within five business days of such action being taken.

          9.2.4 The Management Committee may, by affirmative vote of members representing 75% or more of the total Percentage Interests of the Partners, create such committees as it may deem necessary or appropriate.

          9.2.5 Except as otherwise provided by this Agreement, the Management Committee shall Act upon the affirmative vote, approval or consent of a majority of the Percentage Interests of the Partners. Subject to Section 5.3.4, for this purpose each Representative shall have a number of votes equal to the

                   Percentage Interest(s) of the Partner or Partners (s) he represents at the time any such matters are voted on; and a majority of such votes shall be the vote of a majority of the Percentage Interests.

          9.2.5 The approval of the Management Committee by affirmative vote of members representing 65% or more of the Percentage Interests of the Partners shall be necessary as provided in this Agreement and before any of the following actions can be taken on behalf of the Partnership:

                   (a)  Approval of the operating budgets for the Facilities;

                   (b) Execution of interim financing agreements and commitments relating to the Facilities and any amendments thereto;

                   (c) Timing and amounts of Capital Contributions of Ten Million Dollars ($10,000,000) or less to be made by the Partners in accordance with the provisions of Section 5.2.3;

                   (d) Creation of a Financing Corporation related to interim financing, determination of the state of incorporation thereof and approval of the form and content of such Financing Corporation's certificate or articles of incorporation and bylaws;

                   (e) Selection and retention of counsel and the Certified Public Accountants; provided, however, that the General Counsel of the Operator shall, upon advice to the Chairman of the Management Committee and without further approval of the Management Committee, be authorized to retain counsel for services to be performed at a cost of no more than $50,000 annually;

                   (f)  Admission of substitute Partners in accordance with
                        Section 11.3.2;

                   (g) Filing of the Partnership's Tariff or any amendment thereto, relating to the Facilities with the FERC; provided, however, that approval of the Management Committee shall not be required in the case of (i) tariff compliance filings filed by the Operator pursuant to Section 3.1.2 of the Operating Agreement and (ii) revisions to rates and fees which will not affect annual revenues by more than $100,000 which are filed by the

                        Operator pursuant to Section 5.4 of the Operating Agreement;

                   (h) Any change in the authority and responsibility of the Operator for the management of the Partnership's affairs pursuant to this Agreement;


                   (i) Selection of a successor Operator, if such becomes necessary;

                   (j) Amendment or termination of any Gas Transportation Contracts and the execution, amendment or termination of any successor agreement thereto; provided, however, that approval of the Management Committee shall not be required in the case of Gas Transportation Contracts executed by the Operator pursuant to Section 2.2 of the Operating Agreement;

                   (k) Approval of the initial size, general design requirements and location of the Facilities and any material changes thereto (except as otherwise provided in Section 4.9); and

                   (l) Any other action for which the approval of the Management Committee by affirmative vote of members representing 65% or more of the total Percentage Interests of the Partners is expressly required by this Agreement.

          9.2.7 The approval of the Management Committee by affirmative vote of members representing 75% or more of the Percentage Interests of the Partners shall be necessary as provided in this Agreement and before any of the following actions can be taken on behalf of the Partnership:

                   (a) Execution of permanent financing agreements and commitments relating to the Facilities and any amendments thereto;

                   (b) Timing and amounts of distributions to Partners pursuant to Section 7;

                   (c) Timing and amounts of Capital Contributions exceeding Ten Million Dollars ($10,000,000) to be made by the Partners in accordance with the provisions of Section 5.2.3;

                   (d) Payment by the Partnership of any amounts to a Withdrawn Partner pursuant to this Agreement;

                   (e) Creation of a Financing Corporation related to permanent financing, determination of the state of incorporation thereof and approval of the form and content of such Financing Corporation's certificate or articles of incorporation and bylaws;

                   (f) Establishment of Partnership tax policies and determination of Partnership tax elections and any modifications thereof;

                   (g) Any change in the authority and responsibility delegated in this Agreement to any committee; and

                   (h) Any other action for which the approval of the Management Committee by affirmative vote of members representing 75% or more of the total Percentage Interests of the Partnership is expressly required by this Agreement.

          9.2.8 Without modification of its general authority under Section 9.1.1, the Management Committee is hereby specifically authorized to cause to be initiated and made any eminent domain takings permitted by state or Federal law and required for the construction, acquisition, operation and maintenance of the Facilities, and the Partners agree to join in any such takings to the extent permitted or required by Federal or state law; provided, however, that a Limited Partner shall be entitled to abstain from taking any action otherwise required under this Section 9.2.8 in its sole discretion.

          9.2.9 A Limited Partner may cause its Representative (or Alternate Representative, as the case may be) on the Management Committee (or any other committee provided for herein) to abstain from voting on any issues before, or participating in any other activities of, such committee, in such Limited Partner's sole discretion. In the event of any abstention by a Limited Partner pursuant to this Section 9.2.9, such Limited Partner's Percentage Interest shall be allocated among the General Partners in the Limited Partner's voting bloc(s) for the purpose of any vote of the Management Committee (or any other committee provided for herein) or in determining the vote of the bloc(s) in which such Limited Partner's Percentage Interest is included pursuant to the terms of the applicable Bloc Voting Agreement.

    9.3   Executive Committee.

          9.3.1 An Executive Committee shall be formed which shall consist of three members of the Management Committee and their Alternates representing Partners holding interests in each of the three voting blocs. The Chairman of the Management Committee shall be the Chairman of the Executive Committee. Decisions of the Executive Committee shall be by majority vote of the members, provided that all members are present and voting. Each member shall serve on the Committee for a two year term, unless his successor shall earlier be duly appointed or until his earlier death, ineligibility to serve, resignation or removal by the Partner which appointed him.

          9.3.2 The Executive Committee shall meet twice annually subject to less frequent meetings upon the affirmative vote of members of the Management Committee representing 75% or more of the total Percentage Interests of the Partners, and at such other times as called by its Chairman, or by any two members of the Committee by notice to the Chairman. The Chairman shall designate the time and place of all Executive Committee meetings and shall provide notice of and an agenda for each meeting at least five days prior to the date thereof, unless such notice is waived by all Committee members. Meetings shall be conducted in accordance with the Terms of Reference of the Executive Committee, as the same may be revised by the Management Committee from time to time. Written minutes of each meeting shall be maintained. Any member of the Management Committee may attend any meeting of the Executive Committee; provided, however, that there shall be no requirement to provide notice of such meetings to any member of the Management Committee who is not also a member of the Executive Committee.

          9.3.3    The Executive Committee shall, on behalf of the Partnership:

                   (a) Subject to such limitations as the Management Committee may establish, review and authorize, if warranted, proposed expenditures by the Operator not otherwise permissible under the terms of the Operating Agreement and which cannot be deferred until the next planned Management Committee meeting;

                   (b) Review and recommend approval of proposals presented by the Operator regarding financing, proposed

                        Incremental Expansions and other items of Partnership business;

                   (c) Review with the Operator significant policy issues, business plans, budgets and proposed acquisitions and/or divestitures and make recommendations to the Management Committee with respect to the same; and

                   (d) Perform such other responsibilities as are set forth in the Terms of Reference for the Executive Committee, as the same may be revised by the Management Committee from time to time.

          9.3.4 The Executive Committee shall report fully to the Management Committee at each meeting of the Management Committee and at such other times and places as the Management Committee deems advisable.

    9.4   Audit Committee.

          9.4.1 An Audit Committee shall be formed which shall consist of not less than three and not more than five members of the Management Committee and their Alternates representing Partners holding interests in not less than two of the three voting blocs. The Management Committee shall designate one member of the Audit Committee to serve as Chairman of the Audit Committee; provided, however, that the Chairman of the Audit Committee shall not be a Representative or Alternate Representative of a Limited Partner. Decisions of the Audit Committee shall be by majority vote of the members. Each member shall serve on the Committee for a two year term, unless his successor shall earlier be duly appointed or until his earlier death, ineligibility to serve, resignation or removal by the Partner which appointed him.

          9.4.2 The Audit Committee shall meet twice annually subject to less frequent meetings upon the affirmative vote of members of the Management Committee representing 75% or more of the total Percentage Interests of the Partners, and at such other times as called by its Chairman, or by any two members of the Committee by notice to the Chairman. The Chairman shall designate the time and place of all Audit Committee meetings and shall provide notice of and an agenda for each meeting at least five days prior to the time fixed for such meeting, unless such notice is waived by all committee members. Meetings shall be conducted in accordance with the Terms of Reference of the


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                   Audit Committee, as the same may be revised by the Management
                   Committee from time to time. Written minutes of each meeting shall be maintained.

          9.4.3    The Audit Committee shall, on behalf of the Partnership:

                   (a)  Consult with internal and external auditors;

                   (b) Review and monitor the internal audit coverage and plans for coverage;

                   (c) Analyze and approve internal audit operating philosophies and strategies;

                   (d)  Review the results of all financial audits;

                   (e) Review the results of all recommendations for corrective action; and

                   (f) Perform such other responsibilities as are set forth in the Terms of Reference of the Audit Committee, as the same may be revised by the Management Committee from time to time.

          9.4.4 The Audit Committee shall report fully to the Management Committee at each meeting of the Management Committee and at such other times and places as the Management Committee deems advisable.

    9.5   Finance Advisory Committee.

          9.5.1 A Finance Advisory Committee shall be formed which shall consist of a member and an alternate designated by each Partner. The Management Committee shall designate one member of the Finance Advisory Committee to serve as Chairman of the Finance Advisory Committee; provided, however, that the Chairman of the Finance Advisory Committee shall not be a Representative or an Alternate Representative of a Limited Partner. Decisions of the Finance Advisory Committee shall be by majority vote of the members. Each member shall serve on the Committee until his successor shall be duly appointed or until his death, ineligibility to serve, resignation or removal by the Partner which appointed him.

          9.5.2 The Finance Advisory Committee shall meet twice annually subject to less frequent meetings upon the affirmative vote of members of the Management Committee representing 75% or more of the total Percentage Interests of the Partners, and at such other times as called by its Chairman. The Chairman shall designate the time, place and manner of all Finance Advisory Committee meetings and shall provide notice of and an agenda for each meeting at least five days prior to the date thereof, unless such notice is waived by all Committee members. Written minutes of each meeting shall be maintained.

          9.5.3 The Finance Advisory Committee shall, on behalf of the Partnership, review all financing proposals and make recommendations to the Management Committee with respect to the same.

          9.5.4 The Finance Advisory Committee shall report fully to the Management Committee at such times and places as the Management Committee deems advisable.

    9.6   Legal Advisory Committee.

          9.6.1 A Legal Advisory Committee shall be formed which shall consist of three members and three alternates, with one member and one alternate appointed by each of the three voting blocs. The Management Committee shall designate one member of the Legal Advisory Committee to serve as Chairman of the Legal Advisory Committee; provided, however, that the Chairman of the Legal Advisory Committee shall not be a Representative or an Alternate Representative of a Limited Partner. Decisions of the Legal Advisory Committee shall be by majority vote of the members. Each member shall serve on the Committee until his successor shall be duly appointed or until his death, ineligibility to serve, resignation or removal by the Partner which appointed him.

          9.6.2 The Legal Advisory Committee shall meet twice annually subject to less frequent meetings upon the affirmative vote of members of the Management Committee representing 75% or more of the total Percentage Interests of the Partners, and at such other times as called by its Chairman. The Chairman shall designate the time, place and manner of all Legal Advisory Committee meetings and shall provide notice of and an agenda for each meeting at least five days prior to the date thereof, unless such notice is waived by all Committee members. Written minutes of each meeting shall be maintained.

          9.6.3    The Legal Advisory Committee shall, on behalf of the
                   Partnership:

                   (a)  Consult with the General Counsel of the Operator;


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

                   (b) Review the status of current major litigation involving the Partnership; and

                   (c)  Review budgeted and actual outside legal expenditures.

          9.6.4 The Legal Advisory Committee shall report fully to the Management Committee at such times and places as the Management Committee deems advisable.

    9.7 Design And Construction Of The Facilities. The Partnership may enter into such service contracts and other appropriate agreements as shall be prepared and negotiated by the Operator, subject to review and approval by the Management Committee, with any Person (including, without limitation, any Partner or Affiliate of any Partner) for the acquisition, planning, design and construction of the Facilities.

    9.8 Operation Of The Facilities. The Operator shall perform its duties under Section 9.1.2 of this Agreement pursuant to and in accordance with the terms of the Operating Agreement. All of the terms and provisions of the Operating Agreement, including, without limitation, Sections 15.12 and 15.13 thereof, are approved, ratified and confirmed by all the Partners. The Management Committee may, by affirmative vote of members representing 65% or more of the total Percentage Interests of the Partners, at any time agree to an amendment to the


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          Operating Agreement or, in the event that the Operating Agreement is terminated pursuant to the terms thereof or the Operator is removed as hereinafter provided, select a new Operator or Operators. The Management Committee may remove the Operator, with or without cause, by a 65% vote of all Partners; provided, however, that if the Operator is a Partner or the Affiliate of a Partner, such removal must be made unanimously by the Representatives of all Partners other than (i) the Operator or its Affiliate and (ii) any Partner who is, or whose Affiliate is, under contract with the Operator, voting individually and not as members of any bloc. It is not intended that ownership of the Operator by the Partnership shall cause any Partner to be deemed to be an Affiliate of the Operator. A vote on removal of the Operator may be held only after the Operator has been given reasonable notice of, and an opportunity to be heard on, a call for its removal by one or more Partners. Termination of the Operating Agreement pursuant to the terms thereof shall also result in automatic removal of the Operator. Any successor Operator selected pursuant to this Section 9.8 shall execute and be bound by an operating agreement substantially in the form of the original Operating Agreement entered into by the Partnership, unless the Management Committee otherwise provides for amendment of such


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

          form of Operating Agreement. No Limited Partner (or any Affiliate thereof) shall be a successor Operator.

    9.9 Limitation Of Authority. The several Partners, the Management Committee, the committees appointed as provided in Sections 9.2.4, 9.3, 9.4, 9.5 and 9.6 and the Operator shall not have authority to take any action inconsistent with the terms of this Agreement, the Partnership Act or any other applicable law, rule or regulation.

    9.10 Indemnification. The Partnership shall indemnify and save harmless the members of the Management Committee and the members of any committee appointed as provided in Sections 9.2.4, 9.3, 9.4, 9.5 and 9.6 against all actions, claims, demands, costs and liabilities arising out of the acts (or failure to act) of such Persons in good faith within the scope of their authority in the course of the Partnership's business, and such Persons shall not be liable for any obligations, liabilities or commitments incurred by or on behalf of the Partnership as a result of any such acts (or failure to act).

    9.11 Other Positions Or Representations. Any member of the Management Committee and the committees provided for in Sections 9.2.4, 9.3, 9.4,
          9.5 and 9.6 may also be an officer, director or employee of a Partner or one or more Affiliates of a Partner.

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

    9.12 Adjustments. For purposes of determining adjustments to Partners' Percentage Interests pursuant to Section 5.1, the latest monthly statement of Capital Accounts delivered to the Partners shall be controlling.

10. Limitation Of Liabilities.

    10.1 Limitation On Liability Of Partners Generally. Subject to the provisions of applicable law, no Partner shall be liable to third Persons for Partnership losses, debts, liabilities or obligations, except as otherwise expressly agreed to in writing by such Partner, unless the assets of the Partnership shall first be exhausted.

    10.2 Limitation On Liability Of Limited Partners. No Limited Partner shall be liable for or subject to any obligations, losses, debts or liabilities of the Partnership at any time in excess of the sum of (a) the amount of such Limited Partner's Capital Account at such time in addition to the amount of any unpaid installment of Capital Contributions theretofore requested in writing by the Management Committee in accordance with Section 5.3, plus accrued interest thereon to the extent provided in said Section 5.3, (b) the amount of any distributions made to such Limited Partner if, after such distribution, the fair value of the remaining assets of the Partnership are not sufficient to pay the Partnership's then


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

          outstanding liabilities, exclusive of liabilities to Partners on account of their Capital Contributions, (c) to the extent that cash distributed to a Limited Partner constitutes a return of all or a portion of such Limited Partner's Capital Contributions, such Limited Partner will be liable to the Partnership, for one year after such return, for the amount of such returned contributions, but only to the extent necessary to discharge the Partnership's liability to creditors who extended credit to the Partnership during the period such contributions were held by the Partnership, and (d) to the extent that a Limited Partner has received the return of any part of such Partner's Capital Contributions in violation of this Agreement or the Partnership Act, such Limited Partner will be liable to the Partnership, for a period of three years after such return, for the amount of such contributions wrongfully returned. Notwithstanding any other provision of this Agreement, in no event shall any liability or obligation of any Limited Partner to the Partnership or any other Partner, or to any other Person or entity (together with the amount of any and every previous such liability or obligation), (i) based upon or in respect of any obligations, losses, debts or liabilities of the Partnership, or (ii) otherwise arising under this Agreement or by virtue of or in connection with the Partnership or its activities, assets or liabilities, and whether pursuant to any indemnification provisions of this Agreement, pursuant to principles of contribution or otherwise, exceed in the aggregate the sum of the amounts set forth in the preceding sentence. In no event shall any Limited Partner or any Representative of any Limited Partner be expected or required to take any action, directly or indirectly, which, in the sole judgment of such Limited Partner, may subject it to liability or potential liability aggregating in excess of the sum of such amounts, under this Agreement or any other agreement, or under the Partnership Act or any other applicable law, rule or regulation.

    10.3 Limitation Of Authority Of Partners. Except as specified in the Operating Agreement, no Partner shall have the authority to act for, or assume any obligation or responsibility on behalf of, any other Partner, without the prior written approval of such other Partner. No Limited Partner shall, in any event, have any authority whatsoever to act for or assume any responsibility on behalf of the Partnership.

    10.4 Cross-Indemnification. Each Partner (for purposes of this Section 10.4, the "indemnitor") shall indemnify and hold harmless each of the other Partners (for purposes of this Section 10.4, the "indemnitee") and the Affiliates, directors, officers, partners (other than the Partners to this Agreement), employees, agents and representatives of the indemnitee from and against any costs, losses, claims, damages and liabilities arising out of any act of or any assumption of any obligation or responsibility by the indemnitor or any of its Affiliates, directors, officers, partners (other than the Partners to this Agreement), employees, agents or representatives which act is performed or obligation is assumed in connection with the indemnitor's status as a Partner in the Partnership and (i) has the effect of binding the indemnitee, or (ii) has the effect of making the indemnitee liable without its consent (including, without limitation, sales or other acts entirely on its part which may give rise to product liability claims); provided, however, that this Section 10.4 shall have no application with respect to any actions taken (a) on behalf of the Partnership by, or on behalf of, the Management Committee in conformance with this Agreement, (b) on behalf of one Partner by another Partner in conformance with this Agreement or (c) by, or on behalf of, the Operator in conformance with the Operating Agreement. Notwithstanding the foregoing, the liability of any Limited Partner pursuant to this Section 10.4 shall not exceed
          (i) the amount of such Limited Partner's Percentage Interest in the Partnership, which liability shall be subject to satisfaction only out of such Percentage Interest, and (ii) the amount of any unpaid installment of Capital Contributions theretofore requested in writing by the Management Committee in accordance with Section 5.3, plus accrued interest thereon to the extent provided in said Section 5.3.


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11. Transfer Or Pledge Of Partnership Interests.

    11.1  Limitation On Right To Transfer Partner's Interest.

          11.1.1   Subject to (a) the right of first refusal herein provided,
                   (b) the prior approval of the Management Committee (which shall not be unreasonably withheld) as set forth in this
                   Section 11.1.1 and (c) any applicable Federal or state securities law requirements, a Partner (the "Transferring Partner") may sell, assign or otherwise transfer all or any part of its right, title or interest in the Partnership or all or any part of its right, title or interest in any evidence of indebtedness of the Partnership (the "Interest") to any other Person which has made a valid and binding offer in cash or cash equivalents to purchase the Interest (the "Offeror"). The Management Committee's approval shall be based upon a determination by affirmative vote of members representing a majority of the total Percentage Interests of the Partners that (x) the transfer of the Interest will comply with the requirements of Section 11.1.2, (y) the Offeror will assume by operation of law or by express agreement with the Partnership (in form and substance reasonably satisfactory to the Management Committee) all of the obligations of the Transferring Partner under this Agreement to the extent of the


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

                   Interest transferred and (z) the transfer of the Interest will not adversely affect the financial and operating integrity of the Partnership. Forthwith after acceptance of an offer from an Offeror to purchase the Interest (conditioned on the satisfaction of the requirements of this Section), the Transferring Partner shall give notice in writing thereof to all of the other Partners enclosing a true copy of the offer. The Partners in the same voting bloc(s) as the Transferring Partner, other than the Limited Partner(s) and the Transferring Partner, shall have a right of first refusal, exercisable within 30 days of receipt of such notice, to purchase the Interest on the same terms and conditions as such offer on a pro rata basis (determined by dividing each such Partner's Percentage Interest by the sum of the Percentage Interests of all the Partners other than the Transferring Partner and any Limited Partner(s) in the same voting bloc(s) as the Transferring Partner). The Partners which elect in the first election round to purchase any portion of their respective pro rata shares of the Interest may allocate the purchase of the Interest among such Partners on a basis unanimously agreed to by such Partners, provided that such Partners collectively agree to purchase 100% of the Interest. If


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


                   any such Partner does not elect to purchase its full pro rata share of the Interest in such election round, the Partners which elected to purchase their respective full pro rata shares in the election round ("fully-electing Partners") shall have the right to elect to purchase the remaining portion of the Interest on a pro rata basis (determined by dividing each such fully electing Partner's Percentage Interest by the sum of the Percentage Interests of all such fully-electing Partners) which right must be exercised within five days after the expiration of the election round. In the event that the General Partner(s) in the same voting bloc(s) as the Transferring Partner do not elect to purchase 100% of the Interest, then the General Partner(s) in the other voting bloc(s) shall have the right, within fifteen days of the expiration of the election round, to purchase the portion of the Interest not purchased by the Transferring Partner(s) voting bloc(s), on a pro rata basis or on such other basis as they may determine. If the Interest is not fully accepted by Partners after compliance with the procedures specified above in this Section 11.1.1 and if the Management Committee has given its approval as specified in this Section 11.1.1, the Transferring Partner shall thereafter be free to complete the transfer of the


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

                   Interest to the Offeror; provided, however, that such transfer may not be effectuated unless it is strictly in accordance with the terms and conditions of the offer of which the other Partners were previously given notice as provided herein and, in compliance with any applicable Federal or state registration requirements or exemption(s) therefrom. If the transfer of the Interest to the Offeror is not consummated within 90 days after the expiration of the last election round referred to above, no transfer by the Transferring Partner to the Offeror or any other Person may be made without again complying with this Section 11.1.1. A transfer of any or all of the ownership of a Partner shall be deemed to be a transfer of all of such Partner's interest in the Partnership (including the indebtedness or equity thereof) for purposes of this Section 11.1.1.

          11.1.2 Additional Persons may become parties to this Agreement and Additional Partners of the Partnership under this Section 11 only upon the following conditions:

                   (a) A Person may be admitted as a Partner to the Partnership only under circumstances which, in the opinion of counsel to the Partnership, will avoid a termination of the Partnership under Section 708 of the Code;

                   (b) Such admission shall be in compliance with any agreements with security holders of the Partnership or others that may require the consent of such security holders or other parties to the admission of Additional Partners;

                   (c) Such admission shall be in compliance with all applicable requirements of law, including the Natural Gas Act, the applicable rules and regulations of the FERC and, any applicable Federal or state securities laws, rules and regulations; and

                   (d) In the case of admission of a Limited Partner, such Person's admission shall be subject to the prior written approval of all Partner(s).

          11.1.3 Notwithstanding anything herein to the contrary, the foregoing provisions of Section 11.1 shall not be applicable to transfers between or among Partners and/or their Affiliates within a bloc which are governed by or otherwise permissible under the Bloc Voting Agreements from time to time governing the blocs identified in Section 3.

    11.2 Legend On Evidences Of Indebtedness Held By Partners. As long as this Agreement shall remain in effect, all evidences of indebtedness of the

          Partnership to any of the Partners or their Affiliates shall bear an appropriate legend to indicate that it is held subject to, and may be assigned or transferred only in accordance with, the terms and conditions of this Agreement.

    11.3 Permitted Transfers By Partners. Nothing herein (other than Section 11.5) shall prevent:

          11.3.1 The transfer by any Partner of all or any part of its right, title and interest in the Partnership (including indebtedness thereof) and in this Agreement to another corporation which is an Affiliate of the transferor, provided that (a) such Affiliate assumes by operation of law or express agreement with the Partnership (in form and substance reasonably satisfactory to the Management Committee) all of the obligations of the transferor under this Agreement to the extent of the interest transferred and (b) no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the Partner are assumed by the successor corporation by operation of law) shall relieve the transferor of its obligations under this Agreement without the approval of the Management Committee.


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

          11.3.2 An assignment, pledge or other transfer creating a security interest (and any transfer made in foreclosure or other enforcement of such security interest) in all or any portion of a Partner's right, title or interest in the Partnership and in this Agreement, under any mortgage, indenture, deed of trust or security agreement (the "Assigned Interest") created by any Partner (the "Assigning Partner"); provided, however, that (a) the assignment, pledge or other transfer relates to the financing of the Facilities or the Assigning Partner's financial participation in the Partnership; (b) the assignee, pledgee, mortgagee, trustee or secured party shall hold the same subject to all of the terms of this Agreement; (c) such assignee, pledgee, mortgagee, trustee or secured party, or any transferee of such Assigned Interest (the "Secured Party)", shall not become a substitute Partner unless the Management Committee shall have approved such substitution by affirmative vote of members representing 65% or more of the total Percentage Interests of the Partners; and (d) unless and until such Secured Party becomes a substitute Partner in accordance with the foregoing clause (c), it shall not have any voice in the management of the Partnership as a result of any such transfer and shall have no right to enforce any provision of this Agreement against any Partner.

    11.4 Effect of Permitted Transfers. No sale, assignment, pledge or other transfer creating a security interest pursuant to Section 11 shall give rise to a right in any Partner or Partners to dissolve the Partnership. Except as provided in this Section 11.4, no such sale, assignment, pledge or other transfer shall give rise to a right in any transferee to become a Partner in the Partnership.

          11.4.1 Upon any transfer permitted by Section 11.1.1 or 11.3.1, the transferee shall be automatically admitted as a Partner in substitution for, or in the case of a partial transfer, in addition to, the transferor Partner, upon execution of a counterpart of this Agreement. In the event of such a transfer, the Percentage Interests of the transferee and transferor Partners shall be modified in accordance with
                   Section 5.1.

    11.5 Further Limitation on Transfers. Notwithstanding any other provision of this Agreement, no interest in Partnership capital or profit and losses may be transferred if, in the opinion of counsel for the Partnership, such transfer would result in a termination of the Partnership under Section 708 of the Code.

    11.6 Effect Of Prohibited Transfers. Any transfer of an interest in the Partnership by a Partner in violation of the terms of this Agreement shall be void and shall not be recognized by the Partnership. Any such transfer shall not cause a dissolution of the Partnership but shall result in the forfeiture of the transferor Partner's right to participate in the management of the Partnership, and the voting rights and requirements under this Agreement shall be appropriately modified; provided, however, that nothing herein shall be deemed to limit any right or remedies that the Partnership or any other Partner may have against such transferor Partner.

    11.7 Tax Election. In the event that the interest of a Partner is transferred with the consent of the Management Committee, or otherwise as permitted by Section 11, the Partnership may, at the request of the transferee, make an election pursuant to Section 754 of the Code.

    11.8 Pledge Of Interest. Except as permitted by the provisions of Section 11.3.2, no Partner shall be permitted to pledge or otherwise grant a security interest in and to its Percentage Interest.

    11.9 General Partner as a Limited Partner. A General Partner may also be a Limited Partner to the extent that it becomes the transferee of all or part of the Percentage Interest previously held by a Limited Partner. A

          Partner which is both a General Partner and a Limited Partner shall have the rights and powers, and shall be subject to the restrictions and liabilities, of a General Partner under this Agreement and shall, to the extent of the Percentage Interest held by such Partner as a Limited Partner, have the rights and powers, and shall be subject to the restrictions, of a Limited Partner under this Agreement; provided, however, that no Partner which is both a General Partner and a Limited Partner shall, as a General Partner, be subject to any restrictions imposed on a Limited Partner set forth in Sections 8.6, 9.1.1, 9.2.2, 9.4.1, 9.5.1, 9.6.1, 9.8 or 10.4 of this Agreement. Notwithstanding any other provision in this Agreement to the contrary, in the event a General Partner owns a Percentage Interest in the Partnership as a General Partner and as a Limited Partner, the obligation of such Partner to the Partners and/or the Partnership, whether pursuant to its obligations to make Capital Contributions, indemnification or contribution available under applicable law, shall be measured by such Partner's combined Percentage Interests in the Partnership as a General and a Limited Partner, and not merely by its General Partner Percentage Interest.

12. Termination And Right Of Withdrawal.

    12.1 Term Of Partnership; Voluntary Dissolution. Subject to the other terms and conditions of this Agreement, including, without limitation, the provisions of Section 12.2, the Partnership and this Agreement shall continue in existence from the Limited Partnership Certificate Date until October 31, 2089 and from year to year thereafter; provided, however, that a Partner may elect to dissolve the Partnership and terminate this Agreement as of October 31, 2089 or as of the end of any succeeding extended annual period by giving the other Partners written notice of such election not less than one year prior to the date such dissolution is to take effect.

    12.2 Automatic Dissolution. The Partnership shall be automatically and without notice dissolved upon the happening of any of the following events:

          12.2.1 The sale or abandonment of all or substantially all of the Partnership's business and assets; provided, however, that any such sale or abandonment may only be made pursuant to the written consent of Partners having 75% or more of the total Percentage Interests of the Partners;

          12.2.2 Any event which shall make it unlawful for the business of the Partnership to be carried on; or

          12.2.3 Any event which, under the Partnership Act or any other applicable law, rule or regulation, requires or results in dissolution of the Partnership.

    12.3 Automatic Withdrawal. In addition to those instances where withdrawal is deemed to occur under Sections 5.3.4 or 12.4, a Partner, upon the happening of any of the following events, shall be deemed to have withdrawn from the Partnership and be entitled to receive payment only as specified in Section 5.5 of this Agreement:

          12.3.1 The entry by a court of competent jurisdiction of a decree or order for relief, unstayed on appeal or otherwise and in effect for 90 days, in respect of such Partner in an involuntary case under the Federal bankruptcy laws, or any such order adjudicating such Partner as bankrupt or insolvent under any other applicable bankruptcy, insolvency or liquidation law;

          12.3.2 The entry by a court of competent jurisdiction of a decree or order appointing a receiver, custodian, assignee, trustee, liquidator, sequestrator or other similar official of such Partner or of any substantial part of the property of such Partner, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed on appeal or otherwise and in effect for 90 days, or the commencement by such Partner of a voluntary case under the Federal bankruptcy laws, or under any other bankruptcy or insolvency law, seeking reorganization, liquidation, arrangement, adjustment or composition of such Partner under the bankruptcy laws or any similar statute;

          12.3.3 The making by such Partner of an assignment for the benefit of creditors; or the failure of such Partner generally to pay its debts as they become due; or the consenting by such Partner to the appointment of or taking possession by a receiver, assignee, custodian, trustee, liquidator, sequestrator or other similar official of it or of any substantial part of its property, or the taking of corporate or partnership action by such Partner in furtherance of any such action;

          12.3.4 The filing by a Partner for dissolution under the laws of the jurisdiction of its incorporation or the entering of a final order dissolving that Partner by any court of competent jurisdiction; or

          12.3.5 Any event (other than an event of the nature specified in Section 12.2.2) which shall make it unlawful (a) in the case of a General

                   Partner, for that General Partner to carry on the business of the Partnership in the form of a partnership, or (b) in the case of a Limited Partner, for that Limited Partner to continue to hold an interest in the Partnership.

    12.4 Other Withdrawals. Except as provided in Sections 5.3.4 and 12.3 of this Agreement, or upon the admission of a substitute Partner in accordance with the provisions of Section 11.4, no Partner shall be entitled to withdraw from the Partnership.

    12.5 Winding Up And Liquidation. After the Partnership shall be dissolved pursuant to the provisions of Sections 12.1 or 12.2, the Management Committee shall continue to exercise its powers under this Agreement for the purpose of winding up the business of the Partnership and liquidating its assets in an orderly manner, but the Partnership shall engage in no new business during the period of such winding up.

          12.5.1 The assets of the Partnership remaining after the payment, or provision for payment, of all the liabilities of the Partnership (other than any Special Contingent Obligations as hereinafter defined) shall be distributed (a) if there is any Partner who is deemed to have become a Withdrawn Partner pursuant to Sections 5.3.4 or 12.3, to the Partners and any such Withdrawn


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


                   Partner(s) in the ratio that each Partner's Capital Account (as of the date of dissolution) or such Withdrawn Partner's Adjusted Capital Account (as hereinafter defined), bears to the aggregate of (x) all Capital Accounts of the Partners (as of the date of dissolution) and (y) all Adjusted Capital Accounts of any such Withdrawn Partners, but only to the extent of the positive balance of each Partner's Capital Account (as of the date of dissolution) and each such Withdrawn Partner's Adjusted Capital Account, or (b) if there is no such Withdrawn Partner, to the Partners in the ratio and to the extent of each Partner's positive Capital Account balance and (c) finally, to the extent that there are any assets of the Partnership remaining after the distributions made pursuant to clause (a) or (b) above, to the Partners in accordance with their respective positive Capital Account balances as of the date immediately prior to any distribution pursuant to this Section 12.5.1. As used in this Section 12.5.1, "Special Contingent Obligations" shall mean all contingent obligations of the Partnership with respect to any Withdrawn Partner's Adjusted Capital Accounts under Section
                   5.5. As used in this Section 12.5.1, a Withdrawn Partner's "Adjusted Capital Account" shall be its former Capital Account


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


                   (as of the date immediately prior to its withdrawal), increased by the amount of any liabilities of the Partnership paid by such Withdrawn Partner after withdrawal pursuant to
                   Section 5.5.2, and decreased by all payments made to such Withdrawn Partner after its withdrawal pursuant to Section 5.5.1.

                   For purposes of the preceding paragraph, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Section 6 hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. All distributions pursuant to this Section 12.5.1 shall be made by the end of the Partnership's taxable year in which the liquidation occurs or 90 days after the liquidation, whichever occurs later. To the extent deemed advisable by the Management Committee (or the Trustee in Liquidation, if applicable), appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations. If any General Partner has a deficit balance in its Capital Account following the distributions pursuant to this Section 12.5.1, as determined after taking into account all Capital Account adjustments for the tax year during which the


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                   Partnership terminates other than those made as a result of contributions pursuant to this sentence, such General Partner shall contribute to the Partnership cash equal to the amount of such deficit balance by the end of such tax year, or 90 days after the date of such liquidation, whichever occurs later, and such cash shall be paid to creditors of the Partnership, if any, or distributed to the other Partners in accordance with the preceding paragraph of this Section 12.5.1.

          12.5.2 No termination or dissolution of the Partnership shall relieve a Partner from any obligation accruing or accrued to the date of such termination or dissolution; provided, however, that a Limited Partner's liabilities for Partnership obligations shall be solely as set forth in Section 10.2.

    12.6 Continuance Of Partnership. Except as provided in Sections 12.1 and 12.2, it is understood and agreed by each of the Partners that the relationship of partnership among them is intended to continue without interruption until such relationship is either specifically dissolved by consent of Partners having 75% or more of the total Percentage Interests of the Partners or by the occurrence of any event specified in Sections 12.1 or 12.2 as an event of dissolution, and each Partner waives and releases, to the extent permitted by law, its right to dissolve or obtain dissolution of the Partnership in any other manner or for any other reason. In this connection, the Partners agree and intend that the Partnership shall not be dissolved by the admission of a new Partner pursuant to Section 11.4 or by the withdrawal of one or more General Partners, provided that there is at least one remaining General Partner in the Partnership. If, notwithstanding the foregoing understanding, agreements and intentions of the Partners, the Partnership may at any time or from time to time be deemed by operation of law and otherwise than pursuant to Section 12.1 or 12.2 to be dissolved (for example, upon the bankruptcy or withdrawal of a Partner), each of the Partners hereby covenants and agrees with the other Partners as follows:

          12.6.1 The business and affairs of the Partnership shall continue without interruption and be carried out by a new partnership (the "Successor Partnership");

          12.6.2 The General Partners and Limited Partner(s) of the Successor Partnership shall be the Persons who were General Partners and Limited Partner(s), respectively, hereunder at the time of such dissolution;

          12.6.3 The Successor Partnership and the Partners thereof shall be governed by the terms of this Agreement as if the Successor Partnership were the Partnership;

          12.6.4 Each of the Partners covenants and agrees to execute such further agreements, including (without limitation) notes, novations and accommodations, as may be necessary to continue the business of the Partnership and to protect and perfect any lien or security interest granted by the Partnership;

          12.6.5 Each of the Partners waives and releases, to the full extent it may lawfully do so, all rights to a winding up or liquidation of the business of the Partnership, notwithstanding that the dissolution of the Partnership may be caused wrongfully or otherwise in contravention of this Agreement by such Partner or any other Partner, and further notwithstanding that, at the time of such dissolution, such Partner shall be, or be deemed to be or thereby become, a Withdrawn Partner pursuant to this Agreement; and

          12.6.6 As used in this Section 12.6, the term "Partnership," at any point in time, shall mean the Partnership originally formed pursuant to this Agreement or the Successor Partnership which at such time is continuing the business and affairs of the Partnership originally so formed.

13. General.

    13.1 Effect Of Agreement. From and after the Limited Partnership Certificate Date, this Agreement reflects the whole and entire agreement among the Partners and supersedes all prior agreements among the Partners related to the subject matter hereof including, without limitation, the Project Participation Memorandum Of Understanding, the Iroquois Gas Transmission System general partnership formed by agreement of the General Partners under the laws of the State of New York on January 10, 1989, and all amendments thereto, and the Iroquois Gas Transmission System Limited Partnership Agreement executed as of November 30, 1989 and all amendments thereto. This Agreement can be amended, restated or supplemented only by the vote and written agreement of all Partners acting individually and not as members of any bloc; provided, however, that any Additional Partner may be admitted to the Partnership in accordance with the provisions of
          Section 11.4 (and any appropriate adjustment in the Percentage Interests of the Partners on Schedule A hereto as a result of such admission may be effected) by the execution of a counterpart of this Agreement by such Additional Partner.

    13.2 Notices. Notice to all Partners shall be deemed to be notice to the Partnership. If any Partner receives a notice to or on behalf of the Partnership, such Partner shall immediately transmit such notice to all Partners. Any written notice or other communication shall be sufficiently given or shall be deemed given on the fifth business day following the date on which the same is mailed by registered or certified mail, postage prepaid, addressed:

          13.2.1 To each of the Partners at the address set forth in Section 1 of this Agreement or at such other address as may be designated from time to time by any Partner by written notice to each other Partner and the Partnership; and

          13.2.2 To the Partnership at its principal office specified by the Management Committee in accordance with Section 4.6 or such other address as may be designated from time to time by written notice to each of the Partners. Any Partner may request that copies of notices be given to any Affiliate at such address designated by such Partner by written notice to each other Partner and to the Partnership, provided that any failure to give such notice shall not affect the validity of any notice given to any Partner or the Partnership in accordance with this Section 13.2.

                   Each of the Partners agrees to give such notice to any such Affiliate.

    13.3 Further Assurances. Each of the Partners and Withdrawn Partners agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate this Partnership and carry on the Partnership business in accordance with this Agreement.

    13.4 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws. In the event that any provision of this Agreement shall be deemed to conflict with any provision of the Partnership Act, the provisions of the Partnership Act shall to the extent required by the Partnership Act, be controlling.

    13.5 Counterparts. This Agreement may be executed in counterparts (including counterparts provided for the execution by an Additional Partner), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    13.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    13.7 Waiver. No waiver by any Person of any default by any Partner or Partners in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the said Partner or Partners from performance of any other provision, condition or requirement herein; nor shall such waiver be deemed to be a waiver of, or in any manner a release of, said Partner or Partners from future performance of the same provision, condition or requirement. Any delay or omission of any Partner to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. No waiver of a right created by this Agreement by one or more Partners shall constitute a waiver of such right by the other Partners except as may otherwise be required by law with respect to Persons not parties hereto. The failure of one or more Partners to perform its or their obligations hereunder shall not release the other Partners from the performance of such obligations.

    13.8 Partition. The Partners expressly waive and release any right to have their interest, individually or collectively, in the Partnership partitioned or sold for the purpose of dividing the proceeds of such sale for the period during which the Partnership or any Successor Partnership shall remain in existence.

    13.9 Laws And Regulatory Bodies. This Agreement and the obligations of the Partners hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction and, in the event of conflict, such laws, rules, orders and regulations of governmental authorities having jurisdiction shall control.

    13.10 Partnership Opportunity. Participation in the Partnership shall not in any way restrain any Partner's officers, directors, shareholders, employees or Affiliates in other present or future business activities, whether or not any such activity is competitive with the business of the Partnership, or in any way preclude or restrict any of them from entering into a joint venture, partnership or other business arrangement with the Partnership. None of any Partner's officers, directors, shareholders, employees or Affiliates shall under any circumstances be obligated or bound to offer or present to the Partnership any business opportunity offered to such officers, directors, shareholders, employees or Affiliates as a prerequisite to the acquisition of or investment in such business opportunity by any of them.

    13.11 Section Numbers. Unless otherwise indicated, references to section numbers are to sections of this Agreement.

    13.12 Confidentiality. Except as hereinafter provided, the Partnership and each Partner shall treat as confidential, and not disclose to any third party not authorized by the Management Committee to receive confidential information, any information obtained either directly or indirectly from any other Partner pursuant to this Agreement and designated by such Partner as confidential, or other confidential information developed or acquired by the Management Committee, or by the Operator during performance of its obligations under the Operating Agreement on behalf of the Partnership, unless such confidential information (a) was already in the possession of the receiving Partner, or an Affiliate thereof, at the time it obtained such confidential information hereunder, (b) was or is published or otherwise is or becomes generally available to the public through no fault of such receiving Partner or its Affiliate, (c) was or is made available to such partner or its Affiliate without restriction by any Person or entity which is not bound by, and does not impose, an obligation of confidentiality or use with respect thereto or (d) was or is required to be disclosed by operation of law or regulation. Further, neither the Partnership nor any Partner shall (a) use any such confidential information (other than its own) for any purpose other than in connection with the activities of the Partnership pursuant to this Agreement or (b) disclose, reveal or otherwise make any such confidential information (other than its own) available to any unauthorized third party without the prior written consent of the other Partners hereunder, unless such disclosure is required by operation of law or regulation. The Partners and the Management Committee shall establish and enforce reasonable procedures for the protection of confidential information and shall restrict disclosure of such information to as few as possible of the employees, officers, agents and Affiliates of each Partner and the Partnership, and only to those who need to know such information in connection with the purposes of the Partnership as set forth herein. Each Partner and the Management Committee shall take such reasonable and prudent steps and precautionary measures as are required to ensure compliance with this
          Section 13.12 by such of their employees, officers, agents, Affiliates and other Persons as shall be given access to such confidential information and shall be responsible for compliance by their employees, officers, agents and Affiliates. The obligations of the Partners and Withdrawn Partners pursuant to this Section 13.12 shall survive the term of this Agreement for a period of five years. The Partners agree that no adequate remedy at law exists for a material breach or threatened material breach of any of the provisions of this
          Section 13.12, the continuation of which unremedied will cause the injured Partner to suffer irreparable harm. Accordingly, the Partners agree that the injured party shall be entitled, in addition to other remedies which may be available to it, to immediate injunctive relief from any material breach of any of the provisions of this Section
          13.12 and to specific performance of its rights hereunder, as well as to any other remedies available at law or in equity. The Operating Agreement shall include similar provisions for the protection of confidential information.

    13.13 References To Money. All references in this Agreement to, and transactions hereunder in, money shall be to or in Dollars of the United States of America.

    13.14 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

    13.15 Third Persons. Except as expressly provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a party hereto any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the Partners have caused this Amended and Restated Agreement, restated to incorporate the First, Second and Third Amendments and further amended as set forth herein, to be executed by their respective duly authorized officers as of February 28, 1997.

TRANSCANADA IROQUOIS LTD.                       ALENCO IROQUOIS PIPELINES INC.



By                                              By
  ------------------------------                  ------------------------------



By
  ------------------------------



NORTHEAST TRANSMISSION CO.                      TEN TRANSMISSION COMPANY



By                                              By
  ------------------------------                  ------------------------------



JMC-IROQUOIS, INC.                              NJNR PIPELINE COMPANY



By                                              By
  ------------------------------                  ------------------------------



LILCO ENERGY SYSTEMS, INC.                      ANR IROQUOIS, INC.



By                                              By
  ------------------------------                  ------------------------------



ANR NEW ENGLAND PIPELINE COMPANY                CNG IROQUOIS, INC.



By                                              By
  ------------------------------                  ------------------------------

                                                                         2/28/97
                                     REVISED

                                   SCHEDULE A
                              PERCENTAGE INTERESTS

Bloc                      Partner                    Percentage Interest
----                      -------                    -------------------

                                                General      Limited      Total
                                                -------      -------      -----
Canadian                  TCIL                    29.00                   29.00
                          Alenco                   6.00                    6.00
                                                  -----                   -----
                                                  35.00                   35.00

LDC                       NETCO                   18.07        1.33       19.40
                          JMC-Iroquois             4.57         .36        4.93
                          TEN                      4.46         .41        4.87
                          NJNR                     2.80                    2.80
                          LESCO                    1.00                    1.00
                                                  -----        ----       -----
                                                  30.90        2.10       33.00

U.S. Interstate           ANR/NEP                  6.60                    6.60
                          ANR Iroquois             9.40                    9.40
                          CNG Iroquois            16.00                   16.00
                                                  -----                   -----
                                                  32.00                   32.00